                                                                   Exhibit 10.59

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------



                                  By and Among

                            Davis Broadcasting, Inc.

                                Gregory A. Davis

                                      and

                                Radio One, Inc.



                                 March 11, 2000

                               Table of Contents
                               -----------------

Recitals............................................................................   1
Agreement...........................................................................   2
     ARTICLE 1: THE MERGERS.........................................................   2
         1.1  The Mergers...........................................................   2
         1.2  Effective Time........................................................   2
         1.3  Effect of the Mergers.................................................   2
         1.4  Certificates of Incorporation and of Formation and Company Agreement..   2
         1.5  Managers, Members, Directors and Officers.............................   3
         1.6  Stock.................................................................   3
         1.7  Merger Consideration..................................................   3
         1.8  Post-Closing Escrow...................................................   4
         1.9  Deposit...............................................................   4
         1.10 Adjustment............................................................   5
         1.11 Closing...............................................................   5
         1.12 FCC Applications......................................................   6
         1.13 Hart-Scott-Rodino.....................................................   6
         1.14 Employment Agreement..................................................   6
         1.15 Preclosing Reorganizations............................................   6

     ARTICLE 2: COMPANY REPRESENTATIONS AND WARRANTIES..............................   6
          2.1 Organization..........................................................   6
          2.2 Capitalization........................................................   7
          2.3 Subsidiaries and Investments..........................................   7
          2.4 Books and Records.....................................................   7
          2.5 Authority.............................................................   7
          2.6 No Conflicts..........................................................   7
          2.7 Financial Statements..................................................   8
          2.8 Tax Matters...........................................................   9
          2.9 Assets................................................................  10
          2.10 FCC Authorizations...................................................  10
          2.11 Personal Property....................................................  11
          2.12 Real Property........................................................  11
          2.13 Contracts............................................................  12
          2.14 Intangible Property..................................................  12
          2.15 Employees............................................................  12
          2.16 Employee Benefit Matters.............................................  13
          2.17 Compliance with Law; Litigation......................................  13
          2.18 Insurance............................................................  13
          2.19 Environmental........................................................  13
          2.20 Affiliates...........................................................  14
          2.21 Guaranties, Indemnities, Etc.........................................  14
          2.22 No Finder............................................................  14


          2.23 Powers of Attorney..................................................   14
          2.24 Year 2000 Compliance................................................   14
          2.25 Disclosure..........................................................   14
     ARTICLE 3: MAJORITY SHAREHOLDER REPRESENTATIONS AND WARRANTIES................   14
          3.1 Authority............................................................   14
          3.2 Binding Effect.......................................................   15
          3.3 No Conflicts.........................................................   15
     ARTICLE 4: RADIO ONE REPRESENTATIONS AND WARRANTIES...........................   15
          4.1 Organization.........................................................   15
          4.2 Authority............................................................   15
          4.3 No Conflicts.........................................................   15
          4.4 No Finder............................................................   16
          4.5 Qualification........................................................   16
          4.6 Reorganizations......................................................   16
     ARTICLE 5: COVENANTS OF COMPANY AND THE SHAREHOLDERS..........................   16
          5.1 Operation of the Business............................................   16
          5.2 Reports..............................................................   17
          5.3 Access...............................................................   17
          5.4 Confidentiality......................................................   18
          5.5 Consents.............................................................   18
          5.6 Estoppel Certificates; Title Insurance; Liens........................   18
          5.7 Environmental........................................................   18


          5.8 Employment Matters...................................................   19
          5.9 Exclusive Dealing....................................................   19
          5.10 Shareholders' Approval..............................................   19
          5.11 Inter-Davis Companies Debt..........................................   19
          5.12 Cancellation of Subordinated Lenders' Conversion, Purchase Option
               and Put Rights Agreement............................................   19
          5.13 Qualification.......................................................   20
          5.14 FCC Compliance......................................................   20
          5.15 Bank Accounts.......................................................   20
     ARTICLE 6: ADDITIONAL COVENANTS...............................................   20
          6.1 Representations and Warranties.......................................   20
          6.2 Notice of Proceedings................................................   20
     ARTICLE 7: SHAREHOLDERS CONDITIONS............................................   20
          7.1 Representations, Warranties and Covenants............................   20
          7.2 Proceedings..........................................................   21
          7.3 FCC Consent..........................................................   21
          7.4 Hart-Scott-Rodino....................................................   21
          7.5 Deliveries...........................................................   21
          7.6 Columbus Sub.........................................................   21

     ARTICLE 8: RADIO ONE CONDITIONS...........................................  21
          8.1 Representations, Warranties and Covenants........................  21
          8.2 Proceedings......................................................  21
          8.3 FCC Consent......................................................  21
          8.4 Hart-Scott-Rodino................................................  21
          8.5 Deliveries.......................................................  21
          8.6 Required Consents................................................  22
          8.7 Material Adverse Change..........................................  22
          8.8 Title Commitments................................................  22
          8.9 Surveys..........................................................  22
          8.10 Estoppel Certificates...........................................  22
          8.11 Environmental...................................................  22
          8.12 Net Operating Losses............................................  22
          8.13 Subordinated Lenders' Conversion Rights.........................  22
          8.14 Inter-Company Debt..............................................  22
          8.15 Shareholders' Approval..........................................  22
          8.16 Liens...........................................................  22
     ARTICLE 9: ITEMS TO BE DELIVERED AT THE CLOSING...........................  23
          9.1 Deliveries by the Company and the Shareholders...................  23
          9.2 Deliveries by Radio One..........................................  24
          9.3 Satisfaction of Davis Companies Indebtedness for Long Term Debt..  24

     ARTICLE 10: SURVIVAL; RELEASE; INDEMNIFICATION............................  24
          10.1 Survival; Release...............................................  24
          10.2 Indemnification.................................................  24
          10.3 Deficiencies....................................................  25
          10.4 Exceptions......................................................  26
          10.5 Procedures......................................................  26
               (a) Third Party Claims..........................................  26
               (b) Direct Claims...............................................  26
          10.6 Payment.........................................................  26
          10.7 Legal Expenses..................................................  27
          10.8 Sole Remedy.....................................................  27
     ARTICLE 11:  MISCELLANEOUS................................................  27
          11.1 Termination.....................................................  27
          11.2 Specific Performance............................................  27
          11.3 Expenses........................................................  28
          11.4 Further Assurances..............................................  28
          11.5 Broadcast Transmission Interruption.............................  28
          11.6 Risk of Loss....................................................  28
          11.7 Cooperation.....................................................  29
          11.8 Tax Matters.....................................................  29
     ARTICLE 12:  GENERAL PROVISIONS...........................................  30
          12.1 Successors and Assigns..........................................  30
          12.2 Amendments; Waivers.............................................  30



          12.3 Notices.........................................................  30
          12.4 Captions........................................................  31
          12.5 Governing Law...................................................  31
          12.6 Entire Agreement................................................  31
          12.7 Counterparts....................................................  31


                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

          THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made as of March 11, 2000 among Davis Broadcasting, Inc., a Delaware corporation (the "Company"), Gregory A. Davis (the "Majority Shareholder"), and Radio One, Inc., a Delaware corporation ("Radio One").

                                    Recitals
                                    --------

          The other shareholders of the Company are listed on Schedule 2.2 of
                                                              ------------
this Agreement (the "Minority Shareholders") (the Majority Shareholder and the Minority Shareholders, collectively, the "Shareholders"). The Shareholders own all of the issued and outstanding shares of capital stock of the Company as of the date hereof (the "Company Stock"). The Company owns all of the issued and outstanding shares of capital stock of Davis Broadcasting of Charlotte, Inc., a Delaware corporation ("DBC") and Davis Broadcasting, Inc. of Augusta, a Delaware corporation ("DBA"). DBA owns all of the issued and outstanding shares of capital stock of Davis Broadcasting Inc., of Evans, a Delaware corporation ("DBE") (DBC, DBA and DBE, collectively, the "Station Subs").

          The Station Subs own and operate the following radio broadcast stations (the "Davis Stations") pursuant to certain licenses, permits and authorizations issued by the Federal Communications Commission (the "FCC"):

          DBC:         WCCJ(FM), Harrisburg, North Carolina

          DBA:         WFXA-FM, Augusta, Georgia
                       WTHB(AM), Augusta, Georgia
                       WAKB(FM), Wrens, Georgia

          DBE:         WAEG(FM), Evans, Georgia
                       WAEJ(FM), Waynsboro, Georgia

          The Company also owns all of the issued and outstanding shares of capital stock of Davis Broadcasting, Inc. of Columbus, a Delaware corporation (the "Columbus Sub"). The Columbus Sub owns and operates the following radio broadcast station and the Company owns and operates the following Columbus radio broadcast stations (the "Columbus Stations") pursuant to licenses, permits and authorizations issued by the FCC:

          Company:       WFXE(FM), Columbus, Georgia
                         WOKS(AM), Columbus, Georgia

          Columbus Sub:  WKZJ(FM), Greenville, Georgia

          The parties have determined that it is in their respective best interests to merge the Company with and into a limited liability company to be formed ("Radio One of Charlotte, LLC"), which will be a subsidiary of a new corporation to be formed ("NewCo"), which NewCo just prior to the Merger of the Company into Radio One of Charlotte, LLC, will be a wholly-owned subsidiary of the Company. On the day following the merger of the Company with and into Radio One of Charlotte, LLC, NewCo will be merged with and into Radio One, all in accordance with the Delaware Limited Liability Company Act and the Delaware General Corporation Law (the "Delaware Laws") on the terms and conditions of this Agreement. The parties have, or their respective boards of directors have, approved such mergers (the "Mergers").

          The parties intend that the Mergers shall constitute a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the respective boards of directors have adopted this Agreement as a plan of reorganization under the treasury regulations.

                                   Agreement
                                   ---------

          NOW, THEREFORE, taking the foregoing into account, and in consideration of the mutual covenants and agreements set forth herein, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1:  THE MERGERS
            -----------


    1.1     The Mergers.  Upon the terms and conditions of this
            -----------
Agreement, and in accordance with the Delaware Laws, on the day before the Closing Date (defined below) the Company shall be merged with and into Radio One of Charlotte, LLC, (the "Company/LLC Merger") and upon Closing (defined below) NewCo shall be merged with and into Radio One (the "NewCo/ROI Merger"). As a result of the Mergers, the separate existence of the Company and NewCo shall cease and Radio One of Charlotte, LLC, and Radio One shall continue as the surviving companies of the Mergers. Radio One of Charlotte, LLC, and Radio One as the surviving companies after the Mergers are hereinafter sometimes referred to as a "Surviving Company" or the "Surviving Companies." Capitalized terms used in this Agreement and not otherwise defined shall have the respective meanings set forth in Annex A attached hereto.
                      -------

    1.2     Effective Time. The parties hereto shall cause the Mergers to be
            --------------
consummated by filing certificates of merger (the "Certificates of Merger") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the Delaware Laws. The "Effective Time" of the Company/LLC Merger shall be on the day before the Closing Date, and the "Effective Time" of the NewCo/ROI Merger shall be Closing. Such effective times shall be specified in the Certificates of Merger.

    1.3     Effect of the Mergers.  As of the respective effective times, the
            ---------------------
Mergers shall have the effects set forth in the Delaware Laws. Without limiting the generality of the foregoing, and subject thereto, as of the Effective Time of the Company/LLC Merger all the property, rights, privileges, powers and franchises of the Company shall vest in Radio One of Charlotte, LLC, the Surviving Company, and all debts, liabilities and duties of the Company shall become the debts, liabilities and duties of the Surviving Company. As of the Effective Time of the NewCo/ROI Merger, all property, rights, privileges, powers and franchises of NewCo shall vest in Radio One, the Surviving Company, and all debts, liabilities and duties of NewCo shall become the debts, liabilities and duties of the Surviving Company.

    1.4     Certificates of Incorporation and of Formation and Company
            ----------------------------------------------------------
Agreement:
---------

          (a) As of the Effective Time of the Company/LLC Merger, the Certificate of Formation of Radio One of Charlotte, LLC, as in effect immediately prior to the Effective Time, shall be the Certificate of Formation of the Surviving Company, until thereafter amended as provided by law and such Certificate of Formation. As of the Effective Time of the Company/LLC Merger, the limited liability company agreement of Radio One of Charlotte, LLC, as in effect immediately prior to the Effective Time, shall be the limited liability company agreement of the Surviving Company, until thereafter amended as provided by law, the Certificate of Formation of Radio One of Charlotte, LLC, and such limited liability company agreement.

            (b) As of the Effective Time of the NewCo/ROI Merger, the Certificate of Incorporation of Radio One, as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Company, until thereafter amended as provided by law and such Certificate of Incorporation. As of the Effective Time of the NewCo/ROI Merger, the by-laws of Radio One, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Company, until thereafter amended as provided by law, the Certificate of Incorporation of Radio One and such by-laws.

     1.5.   Managers, Members, Directors and Officers.
            -----------------------------------------

            (a) As of the Effective Time of the Company/LLC Merger, the managers designated by Radio One shall be the managers of Radio One of Charlotte, LLC, each to hold office in accordance with the Certificate of Formation and limited liability company agreement of Radio One of Charlotte, LLC, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be. As of the Effective Time of the Company/LLC Merger, the officers designated by Radio One shall be the officers of Radio One of Charlotte, LLC, each to hold office in accordance with the Certificate of Formation and limited liability company agreement of Radio One of Charlotte, LLC, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be. As of the Effective Time of the Company/LLC Merger, the sole member of Radio One of Charlotte, LLC, shall be NewCo.

            (b) The officers and directors of Radio One immediately prior to the Effective Time of the NewCo/ROI Merger shall be the officers and directors of Radio One as of the Effective Time of the NewCo/ROI Merger, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be, in accordance with the Certificate of Incorporation and by-laws of Radio One.

    1.6.    Stock.  As of the Effective Time of the NewCo/ROI Merger, by virtue
            -----
of the Mergers and without need for any action by any party, all shares of Company Stock shall be converted as provided by Section 1.7 and shall no longer be outstanding, all such Company Stock being automatically canceled and retired and ceasing to exist, and the Shareholders shall no longer have any rights with respect thereto, except to receive the Merger Consideration as set forth herein.

    1.7.    Merger Consideration.
            --------------------

            (a) As of the Closing, each Shareholder shall cease to have any rights with respect to its shares of Company Stock, and for all purposes, the Company Stock shall be converted into the right to receive the consideration provided for pursuant to Sections 1.7(b) and 1.7(c) below (the "Merger Consideration").

            (b) Each share of Class A Common Stock shall be converted into the right to receive a pro rata share (as among the other shares of Class A Common Stock) of the Minority Cash Amount; provided, however, that each holder of Class
                                    --------  -------
A Common Stock may elect, upon written notice to Radio One given not less than thirty (30) days after the date hereof, to forego all of the cash consideration due such holder hereunder and for its shares of Class A Common Stock to instead be converted into the right to receive, upon the due execution and delivery of a Subscription Agreement, the number of shares of Radio One's common stock determined by dividing the cash consideration that would have been paid hereunder to such holder by the Closing Price.

          (c) Each share of Class B Common Stock shall be converted into the right to receive a pro rata share (as among the other shares of Class B Common Stock) of (i) the Cash Amount minus the aggregate amount cash to be paid to the
                              -----
holders of Class A Common Stock pursuant to Section 1.7(b), (ii) upon the due execution and delivery of a Subscription Agreement, the Stock Consideration

minus the number of shares of Radio One common stock issued to the holders of
-----
the Class A Common Stock pursuant to Section 1.7(b) minus the Escrowed Shares,
                                                    -----
(iii) the rights to the Escrowed Shares under Section 1.8, and (iv) plus or minus the amount of any adjustment to the Merger Consideration to be paid or received pursuant to Section 1.10.

          (d) Radio One shall issue the Stock Consideration and pay the Cash Amount on the Closing Date upon presentation and surrender to Radio One of the certificates representing all of the issued and outstanding Company Stock duly endorsed in blank or with separate executed stock powers attached. Payment of the Cash Amount shall be in immediately available funds pursuant to written instructions of the Majority Shareholder to be delivered to Radio One no later than three (3) business days prior to Closing.

    1.8.    Post-Closing Escrow.  As of the Effective Time, the Escrowed Shares
            -------------------
shall be delivered to the Escrow Agent (as hereinafter defined) pursuant to the Post-Closing Escrow Agreement as an indemnification and adjustment fund (without limiting Radio One's other rights under this Agreement). The Escrowed Shares shall be distributed as follows: (i) if after Closing the Merger Consideration is adjusted in favor of Radio One under Section 1.10, then Radio One shall be entitled to redeem shares from the Escrowed Shares equal to the amount of such adjustment; (ii) if after Closing a Deficiency (as defined in Section 10.3(a)) is established pursuant to Article 10, then Radio One shall be entitled to redeem shares from the Escrowed Shares equal to the amount of such Deficiency; and (iii) on the date twelve months after Closing, the Escrow Agent shall release to the holders of Class B Common Stock shares from the Escrowed Shares in excess of any such adjustment and Deficiency amounts delivered to Radio One and the amount of any pending indemnification claims made under Section 10.2(a). The number of shares of Radio One common stock to be redeemed shall be determined by dividing the amount of the adjustment, Deficiency or claim therefor by the Closing Price.

    1.9.    Deposit.  One business day after the date of this Agreement, Radio
            -------
One shall deposit the Escrow Amount in cash (the "Deposit") into escrow with Wilmington Trust Company (the "Escrow Agent"), pursuant to the Escrow Agreement of even date herewith among Radio One, the Majority Shareholder, and the Escrow Agent. At Closing, the Deposit and all interest earned thereon shall be disbursed to or at the direction of Radio One (and Radio One may elect to apply all or part of such amounts to payment of the Cash Amount). If this Agreement is terminated by the Majority Shareholder pursuant to Section 11.1(g) or 11.1(h), then the indebtedness of the Davis Companies to Radio One in the amount of $350,000 together with accrued interest thereon shall be forgiven and the note dated December 15, 1999, representing same returned marked paid and the Deposit shall be disbursed to the Shareholders as liquidated damages and such forgiveness and disbursement shall be the sole and exclusive remedy of the Shareholders and the Company. The Majority Shareholder and the Company hereby waive all other legal and equitable rights and remedies each may otherwise have as a result of any breach or default by Radio One under this Agreement. If this Agreement is terminated without a Closing for any other reason, then the Deposit and all interest thereon shall be returned to Radio One. The parties shall each instruct the Escrow Agent to disburse the Deposit and all interest thereon to the party entitled thereto and shall not, by any act or omission, delay or prevent any such disbursement.

    1.10.  Adjustment.
           ----------

           (a) Not later than five (5) business days before Closing, the Majority Shareholder shall deliver to Radio One a statement (the "Preliminary Adjustment Statement") that sets forth a good faith estimate of the amount of the Consolidated Accounts Payable, the Consolidated Accounts Receivable, the Consolidated Current Assets, the Consolidated Liabilities (including the Transaction Fees and Costs) at Closing and the Majority Shareholder's calculation of the Adjusted Consideration and the Merger Consideration. The Preliminary Adjustment Statement shall show the Majority Shareholder's calculations in reasonable detail and shall be accompanied by a good faith, estimated balance sheet of the Davis Companies (as of the date of the Preliminary Adjustment Statement) prepared by the Company Accountant in accordance with GAAP and other supporting documentation. The Preliminary Adjustment Statement shall also be accompanied by a certificate of the Majority Shareholder (the "Preliminary Adjustment Certificate") certifying that the Shareholders' calculations are in accordance with the provisions of this Agreement.

           (b) Not later than 90 days after Closing, Radio One shall deliver to the Majority Shareholder a statement (the "Final Adjustment Statement") that sets forth the amount of the Consolidated Accounts Payable, the Consolidated Accounts Receivable, the Consolidated Current Assets and the Consolidated Liabilities at Closing and Radio One's calculation of the Adjusted Consideration and the Merger Consideration for each Shareholder. The Final Adjustment Statement shall show Radio One's calculations in reasonable detail and shall be accompanied by a balance sheet of the Company (as of the Closing Date) prepared by Radio One's Accountant in accordance with GAAP and other supporting documentation. The Final Adjustment Statement shall also be accompanied by a certificate of Radio One certifying that Radio One's calculations are in accordance with the provisions of this Agreement.

           (c) If the Majority Shareholder disputes any item in the Final Adjustment Statement, the Majority Shareholder shall notify Radio One in writing thereof (specifying the amount of each item in dispute and setting forth in detail the basis for each item in dispute) within ten (10) business days of the Majority Shareholder's receipt of the Final Adjustment Statement. If the Majority Shareholder does not notify Radio One of any such dispute within such time, then the Final Adjustment Statement shall be deemed to be final and binding on the parties. In the event of such a dispute, the parties shall negotiate in good faith to attempt to reconcile their differences. If such dispute has not been resolved within twenty (20) business days, the parties shall submit the items remaining in dispute for resolution to the Independent Accounting Firm, which shall, as promptly as practicable but in any event within twenty (20) business days, resolve the disputed items and report to the parties, and such report shall have the effect of an arbitral award and shall be final and binding on the parties. The fees and disbursements of the Independent Accounting Firm shall be allocated between the parties in the same proportion as the award of the amount in dispute.

           (d) If the Merger Consideration as determined in accordance with
Section 1.10(c) differs from the amount calculated at the Effective Time, then within five (5) business days of such determination, the parties shall make appropriate settlement thereof. In any such settlement, the number of shares of Radio One stock subject to settlement shall be determined by dividing the amount of the settlement by the Closing Price.

    1.11    Closing.  The consummation of the Mergers (the "Closing") shall take
            -------
place at a date and time designated by Radio One after the date of the FCC Consent pursuant to the FCC's initial order, but in no event later than the earlier of: (a) nine months after the date the FCC gives public notice of the filing of the FCC Applications (the "Final Closing Date"), (b) ten business days after the date the FCC Consent becomes Final, or (c) at Radio One's election, upon ten business days notice after the date the FCC Consent is granted by initial order, in any case subject to the satisfaction or waiver of the last of the conditions required to be satisfied or waived pursuant to Articles 7 or 8 below (other than those requiring a delivery of a certificate or other document, or the taking of other action, at the Closing). Alternatively, the Closing may take place at such other place, time or date as the parties may mutually agree upon in writing. The date on which the Closing is to occur is referred to herein as the "Closing Date."

    1.12.   FCC Applications.  As soon as possible (but in no event later than
            ----------------
five business days after the date of this Agreement) the parties shall file applications with the FCC (the "FCC Applications") requesting the FCC's written consent to the transfer of control of the Company to Radio One pursuant to this Agreement, including the Merger Reorganization. The parties shall diligently take all steps that are necessary, proper or desirable to expedite the prosecution of the FCC Applications to a favorable conclusion. Each party shall promptly provide the other with a copy of any pleading, order or other document served on it relating to the FCC Applications, shall furnish all information required by the FCC, and shall be represented at all meetings or hearings scheduled to consider the FCC Applications. The FCC's written consent to the FCC Applications is referred to herein as the "FCC Consent."

    1.13.  Hart-Scott-Rodino.  If necessary, as soon as possible (but in no
           -----------------
event later than ten business days after the date of this Agreement), the parties shall prepare and file with the Federal Trade Commission and the United States Department of Justice any documents that may be necessary to comply with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") (including a request for early termination of the waiting period thereunder) and shall thereafter promptly furnish all materials thereafter requested by such agencies.

    1.14.   Employment Agreement.  At Closing, Radio One and the Majority
            --------------------
Shareholder shall enter into an Employment Agreement in the form attached hereto as Exhibit A.
   ---------

    1.15.   Preclosing Reorganizations.  Notwithstanding anything herein to
            --------------------------
the contrary, prior to and at Closing, the Company, the Majority Shareholder and Radio One shall undertake the transactions when and as described in Schedule
                                                                    --------
1.15 ("Merger Reorganizations").
----

ARTICLE 2:  COMPANY REPRESENTATIONS AND WARRANTIES
            --------------------------------------


     To induce Radio One to enter into this Agreement and to consummate the transactions contemplated hereby, the Majority Shareholder and the Company represent and warrant to Radio One as follows:

    2.1     Organization.  The Davis Companies are duly organized, validly
            ------------
existing and in good standing under the laws of the jurisdiction of their organization (as first set forth above), and, except as set forth in Schedule
                                                                     --------
2.1, are in good standing in each state or other jurisdiction in which their
---
assets are located or in which their business or operations as presently conducted make such qualification necessary. The Davis Companies have the requisite power and authority to own and operate the Davis Stations, to carry on the Davis Stations' business as now conducted by them, and to execute and deliver this Agreement and all of the other agreements and instruments to be executed and delivered by the Company pursuant hereto (collectively, the "Company Ancillary Agreements"), to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof.

    2.2     Capitalization.  The entire authorized capital stock and the
            --------------
entire issued and outstanding capital stock of the Davis Companies are described on Schedule 2.2. The
   ------------

Shareholders own and hold all legal and beneficial right, title and interest in and to the Company Stock (being all of the issued and outstanding shares of stock of the Company), the Company owns and holds all legal and beneficial right, title and interest in and to all of the issued and outstanding shares of capital stock of DBA (the "DBA Stock") and DBC (the "DBC Stock"), and DBA owns and holds all legal and beneficial right, title and interest in and to all of the issued and outstanding shares of capital stock of DBE (the "DBE Stock") (the Company Stock, DBA Stock, DBC Stock and DBE Stock, collectively, the "Davis Company Shares"), in each case free and clear of Liens except as set forth in
Schedule 2.2. All Davis Company Shares have been duly authorized, are validly
------------
issued, fully paid, and nonassessable, and the Company Stock is held of record by the persons set forth on Schedule 2.2. No shares of the Davis Companies are
                            ------------
held in treasury. Except as provided by this Agreement, there are no outstanding subscriptions, options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the Davis Companies. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Davis Companies. Except as set forth in Schedule 2.2, there are no stockholder agreements, voting trusts,
             ------------
proxies, or other agreements or understandings with respect to the voting or transfer of any shares of the Davis Companies. Schedule 2.2 contains a complete
                                               ------------
listing of all the officers and directors of the Davis Companies.

    2.3     Subsidiaries and Investments.  Except for the Station Subs and the
            ----------------------------
Columbus Sub, the Davis Companies have no Subsidiaries. None of the Davis Companies is a member of (nor is any part of their business conducted through) any partnership, nor are any of the Davis Companies a participant in any joint venture or similar arrangement. None of the Davis Companies owns directly or indirectly, any other capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust, joint venture.

    2.4     Books and Records. The minute books of the Davis Companies, true and
            -----------------
correct copies of which have been provided to Radio One, contain materially accurate records of all meetings of, and corporate actions taken by, (including actions taken by written consent) the shareholders and directors of the Davis Companies. At Closing all of the books and records of the Davis Companies will be in the possession of the Company.

    2.5     Authority.  The execution, delivery and performance of this
            ---------
Agreement and the Company Ancillary Agreements by the Company have been duly authorized and approved by the board of directors of the Company and do not require any further authorization or consent of the Company except as provided in Section 5.10 below. This Agreement is, and each Company Ancillary Agreement when executed and delivered by the Company and the other parties thereto will be, a legal, valid and binding agreement of the Company enforceable in accordance with its respective terms, except in each case as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting or limiting the enforcement of creditors' rights generally and except as such enforceability is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

    2.6     No Conflicts.  Except as set forth in Schedule 2.6, neither the
            ------------                          ------------
execution and delivery by the Company of this Agreement and the Company Ancillary Agreements nor the consummation by the Company of any of the transactions contemplated hereby or thereby nor compliance by the Company with or fulfillment by the Company of the terms, conditions and provisions hereof or thereof will:

           (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Lien upon any of the Assets under, the charter or other organizational documents of any of the Davis Companies, or any contract, lease, agreement or instrument, or any governmental license, permit or authorization, or any judgment, order, award or decree to which any of the Davis Companies are a party or any of the Assets are subject or by which any of the Davis Companies are bound, or any statute, other law or regulatory provision affecting any of the Davis Companies or the Assets; or

            (ii) require the approval, consent, authorization or act of, or the making by any of the Davis Companies of any declaration, filing or registration with, any third party or any foreign, federal, state or local court, governmental or regulatory authority or body, except for such of the foregoing as are necessary pursuant to the HSR Act and the Communications Act.

    2.7     Financial Statements.
            --------------------

            (a) The Majority Shareholder has furnished Radio One with audited financial statements used by the Davis Companies in the preparation of its federal and state tax returns and copies of its filed federal and state tax returns for fiscal years ending June 30, 1996, 1997, 1998 and 1999 as well as unaudited monthly financial statements for the period from July 1, 1999 through February 29, 2000. The financial statements described in the preceding sentences and in Section 5.2 shall be collectively referred to as "Financial Statements." The Financial Statements: (x) have been and will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and as compared with prior periods subject in the case of unaudited statements to the absence of notes and normal year-end adjustments after audit; and (y) fairly present the Davis Companies' financial position, income, expenses, assets, liabilities, and the results of operations of the Davis Companies as of the dates and for the periods indicated. There has been no sale of material properties or assets, other than broadcast time, or loss or material injury to the business and no material adverse change in the business, assets, properties or condition (financial or otherwise) of the Davis Companies since the preparation of the most recent annual or monthly Financial Statement. No event has occurred that would make any Financial Statement misleading in any material respect.

            (b) Except as reflected in the balance sheets included in the Financial Statements dated January 31, 2000 (the "Balance Sheet Date"), including the notes thereto or otherwise disclosed in this Agreement or the schedules hereto, and except for the current liabilities and obligations incurred in the ordinary course of business of the Davis Companies (not including for this purpose any tort-like liabilities or breach of contract) since the Balance Sheet Date, there exist no liabilities or obligations of the Davis Companies, contingent or absolute, matured or unmatured, known or unknown of the type that would, in accordance with GAAP, consistently applied, be required to be set forth in the Financial Statements. Since the Balance Sheet
Date: (i) the Davis Companies have not made any contract, agreement or commitment or incurred any liability or obligation of any kind or nature except in the ordinary course of business and consistent with past business practices;
(ii) there has not been any discharge or satisfaction of any obligation or liability owed by the Davis Companies, which is not in the ordinary course of business or which is inconsistent with past business practices; (iii) there has been no material damage, destruction or loss to any of the Assets or any asset or property, tangible or intangible, of the Davis Companies; (iv) the Davis Companies have operated their business in the ordinary course; and (v) the Davis Companies have not increased the salaries or any other compensation of any of its employees or agreed to the payment of any bonuses, except in the ordinary course of business consistent with existing employment practices. The monthly balance sheets: (x) have been and will be prepared on a consistent basis throughout the periods involved and as compared with prior periods; and (y) fairly present the Davis Companies' financial position, income, expenses, assets, liabilities, and results of operations as of the dates and for the periods indicated, subject to year end adjustments which do not materially affect the operations of the Davis Companies.

    2.8     Tax Matters.
            -----------

            (a) The Davis Companies have been corporations for U.S. federal income tax purposes at all times since their formation up to and including the Closing Date and have never elected to be treated as another kind or type of entity.

            (b) The Davis Companies have duly filed or caused to be filed all Tax Returns required to have been filed by or with respect to the Davis Companies, and each such Tax Return correctly and completely reports the Tax liability required to be reported thereon. The Davis Companies have paid all Taxes (whether or not shown on any Tax Return) owed by or with respect the Davis Companies.

            (c) The amount of the liability of the Davis Companies for unpaid Taxes as of the Balance Sheet Date did not exceed the current liability accruals for Taxes (excluding any reserves for deferred Taxes) set forth on the Financial Statements dated as of the Balance Sheet Date. The amount of the liability of the Davis Companies for unpaid Taxes as of the date of any Financial Statements provided pursuant to Section 5.2 will not exceed the current liability accruals for Taxes (excluding any reserves for deferred Taxes) set forth on such Financial Statements. The amount of the liability of the Davis Companies for unpaid Taxes as of the Closing Date will not exceed the current liability accruals for Taxes (excluding any reserves for deferred Taxes) set forth on the Financial Statements dated as of the Balance Sheet Date, as such accruals are adjusted on the books and records of the Davis Companies through the Closing Date in accordance with past custom and practice, excluding, however, Taxes arising from the spinoff of the Columbus Stations and the Columbus Sub.

            (d) The Davis Companies are not a party or subject to any agreement extending the time within which to file any Tax Return. No claim has ever been made by any Tax Authority in any jurisdiction in which the Davis Companies do not file Tax Returns that they are or may be subject to taxation by that jurisdiction. The Davis Companies have not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

            (e) The Davis Companies have withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and record-keeping requirements with respect to, any amounts paid or owing to any employee, creditor, independent contractor or other third party.

            (f) No Tax Proceedings are pending with regard to any Tax Returns or Taxes of the Davis Companies, and no notice has been received by the Davis Companies (whether in writing or orally) of the expected commencement of a Tax Proceeding. No issues have been raised in any audit or examination by or with respect to the Davis Companies which, by application of similar principles, could be reasonably expected to result in a proposed deficiency for any other period not so examined. The Davis Companies have neither received any written ruling of a Tax Authority relating to Taxes nor entered into any closing agreement or similar written binding agreement with a Tax Authority relating to Taxes.

            (g) Schedule 2.8 attached hereto lists all material federal, state,
                ------------
local and foreign income and franchise Tax Returns required to be filed by or with respect to the Davis Companies for the prior three Taxable Periods. With respect to each such Tax Return, Schedule 2.8 indicates if such Tax Return has
                                 ------------
been audited and, if so, whether it is open or closed. The Davis Companies have delivered to Radio One complete and correct copies of all federal, state, local and foreign income and franchise Tax Returns filed by or with respect to, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, the Davis Companies for the prior three Taxable Periods.

            (h) The Davis Companies are neither a party to any Tax allocation, Tax indemnity, Tax sharing agreement, or any similar arrangement pursuant to which any of them have agreed to be liable for Taxes of any other person or entity nor do any of them have any liability for Taxes of any other person or entity as a transferee or successor.

            (i) Except for an adjustment of not more than $200,000 to convert from the cash to the accrual method of accounting, the Davis Companies will not be required to include any adjustment in taxable income in any Taxable Period ending after the Closing Date under Section 481 of the Code (or any similar provision of the Tax laws of any jurisdiction) as a result of any change in any method of accounting occurring in a Taxable Period ending on or before the Closing Date. No Tax Authority has proposed any such change in any accounting method. The Davis Companies use the cash method of accounting for income Tax purposes.

            (j) There are (and immediately following the Closing there will be) no Liens on any of the assets of the Davis Companies relating or attributable to Taxes (other than liens for Taxes not yet due and payable). No deficiencies for any Taxes have been asserted or assessed against the Davis Companies which, if unpaid, might result in a Lien on any of the assets of the Davis Companies relating or attributable to the taxes (other than Liens for Taxes not yet due and payable).

            (k) There is no contract or agreement covering any employee or former employee of the Davis Companies that, individually or collectively, could give rise to the payment of any amount (or portion thereof) that would not be deductible pursuant to Sections 280G, 404 or 162 of the Code.

            (l) The Davis Companies' net operating losses as of June 30, 1999 for federal and Georgia state tax purposes are as set forth on Schedule 2.8.
                                                               ------------

    2.9     Assets.  The Assets include all the assets used or held for use in
            ------
the business or operation of the Davis Stations. The Davis Companies have no business or operations other than the business and operation of the Davis Stations. The Davis Companies have good title to and ownership of the Assets, free and clear of Liens, except for those described in Schedule 2.9 and for
                                                       ------------
the Permitted Encumbrances.

    2.10    FCC Authorizations.
            ------------------

            (a) The Station Subs are the holders of the FCC Authorizations listed and described on Schedule 2.10. Such FCC Authorizations constitute all of
                        -------------
the licenses and authorizations required under the Communications Act of 1934, as amended (the "Communications Act"), or the rules, regulations and policies of the FCC for, and used in the operation of, the Davis Stations. The FCC Authorizations are in full force and effect and have not been revoked, suspended, canceled, rescinded or terminated and have not expired. There is not pending or threatened any action by or before the FCC to revoke, suspend, cancel, rescind or modify any of the FCC Authorizations (other than proceedings to amend FCC rules of general applicability), and there is not now issued or outstanding or pending or threatened, by or before the FCC, any order to show cause, notice of violation, notice of apparent liability, or notice of forfeiture or complaint against the Davis Companies or the Davis Stations.

            (b) Except as set forth in Schedule 2.10: (i) all reports and
                                       -------------
filings required to be filed with, and all regulatory fees required to be paid to, the FCC by the Davis

Companies with respect to the Davis Stations have been timely filed and paid;
(ii) all such reports and filings are accurate and complete; (iii) the Davis Companies maintain public files for the Davis Stations as required by FCC rules;
(iv) with respect to FCC licenses, permits and authorizations, the Davis Companies are operating only those facilities for which an appropriate FCC Authorization has been obtained and is in effect, and the Davis Companies are meeting the conditions of each such FCC Authorization; and (v) the Davis Stations are operating in compliance in all material respects with the FCC Authorizations, the Communications Act, and the rules, regulations and policies of the FCC.

            (c) The Majority Shareholder and the Davis Companies are aware of no facts indicating that the Shareholders, the Davis Companies or the Davis Stations are not in compliance with all requirements of the FCC, the Communications Act, or any other applicable federal, state and local statutes, regulations and ordinances. The Majority Shareholder and the Davis Companies are aware of no facts and Company has received no notice or communication, formal or informal, indicating that the FCC is considering revoking, suspending, canceling, rescinding or terminating any FCC Authorization.

            (d) The operation of the Davis Stations does not cause or result in exposure of workers or the general public to levels of radio frequency radiation in excess of the "Radio Frequency Protection Guides" recommended in "American National Standard Safety Levels with Respect to Human Exposure to Radio Frequency Electromagnetic Fields 3 kHz to 300 GHz" (ANSI/IEEE C95.1-1992) issued by the American National Standards Institute, adopted by the FCC effective October 15, 1997, and described in OET Bulletin No. 65. Renewal of the FCC Authorizations would not constitute a "major action" within the meaning of
Section 1.1301, et seq., of the FCC's rules.
                -- ---

            (e) Each communications tower structure used in the operation of the Davis Stations (whether owned or leased) has been registered under the rules and regulations of the FCC, and the Federal Aviation Administration has issued a determination of no hazard to air navigation with respect to each such tower for which such a determination is required.

    2.11    Personal Property.  Schedule 2.11 contains a list of all machinery,
            -----------------   -------------
equipment, vehicles, furniture and other tangible personal property owned by the Davis Companies as of the date hereof with a value in excess of $2,500. Each item of Tangible Personal Property is in good operating condition and repair, is free from material defect or damage, is functioning in the manner and purposes for which it was intended, and has been maintained in accordance with industry standards.

    2.12    Real Property.  Schedule 2.12 contains a description of all real
            -------------   -------------
property owned or leased by the Davis Companies. One of the Davis Companies has good and marketable fee simple title to all owned Real Property (the "Owned Real Property"), including all real property described on Schedule 2.12 as owned, and
                                                     -------------
including all buildings and other improvements thereon.  Schedule 2.12 includes
                                                         -------------
a description of each lease or similar agreement under which any of the Davis Companies are lessee or licensee of, or holds, uses or operates, any real property in the business or operation of the Davis Stations (the "Real Property Leases"). The Owned Real Property includes, and the Real Property Leases provide, sufficient access to the Davis Stations' facilities without the need to obtain any other access rights. Neither the whole nor any part of any Real Property is subject to any pending, or to the knowledge of the Company threatened, suit for condemnation or other taking by any public authority. All buildings and other improvements included in the Real Property are in good operating condition and repair, and free from material defect or damage, and comply with applicable zoning, health and safety laws and codes. The Majority Shareholder has delivered to Radio One copies of all title insurance policies in its possession that are applicable to the Real Property.

    2.13    Contracts.  Schedule 2.13 contains a complete and correct list of
            ---------   -------------
all Station Contracts as of the date hereof (other than Time Sales Agreements). Each of the Station Contracts (including without limitation each of the Real Property Leases) constitutes a valid and binding obligation of Company and, to the best knowledge of Company, the other parties thereto (subject to bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally) and is in full force and effect and (except as set forth in Schedule 2.6 and except for those Station Contracts
                        ------------
which by their terms will expire prior to the Closing Date or will be otherwise terminated prior to the Closing Date in accordance with the provisions hereof) may be assigned or transferred to the Surviving Companies pursuant to this Agreement and will be in full force and effect at the time of such transfer or assignment, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other party. The Davis Companies have performed in all material respects their obligations under each of the Station Contracts, and the Davis Companies are not in, or to the best knowledge of the Company alleged to be in, breach or default under any of the Station Contracts, and, to the best knowledge of the Company, no other party to any of the Station Contracts has breached or defaulted thereunder, and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by the Davis Companies or, to the best knowledge of the Company, by any such other party. Complete and correct copies of each of the Station Contracts, together with all amendments thereto, have been delivered to Radio One by the Majority Shareholder and the Company.

    2.14    Intangible Property.  The Davis Companies have all right, title and
            -------------------
interest in and to all trademarks, service marks, trade names, copyrights, Websites and all other intangible property necessary to conduct its business and operations as presently operated. Schedule 2.14 contains a description of all
                                   -------------
material Intangible Property. The Davis Companies have received no notice of any claim that any Intangible Property or the use thereof conflicts with, or infringes upon, any rights of any third party (and there is no basis for any such claim of conflict) other than any claim which could not reasonably be expected to have a material adverse effect on the Davis Companies. The Davis Companies have the sole and exclusive right to use the Intangible Property. No service provided by the Davis Companies or any programming or other material used, broadcast or disseminated by the Davis Stations infringes upon any copyright, patent or trademark of any other party.

    2.15    Employees.  Schedule 2.15 contains a list of all employees of the
            ---------   -------------
Davis Companies as of the date hereof and their position and rate of compensation, and a description of all the Davis Companies' employee benefit plans. The Majority Shareholder and the Company have delivered to Radio One copies of all the Davis Companies' handbooks, policies and procedures. The Davis Companies have complied in all material respects with all labor and employment laws, rules and regulations applicable to their business, including without limitation those which relate to prices, wages, hours, discrimination in employment and collective bargaining, and are not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. The Davis Companies are not a party to any collective bargaining agreement and no collective bargaining agreement is currently being negotiated by the Davis Companies. There is no (i) unfair labor practice charge or complaint against the Davis Companies in respect of its business pending or threatened before the National Labor Relations Board, any state labor relations board or any court or tribunal, or (ii) strike, dispute, request for representation, slowdown or stoppage pending or threatened in respect of its business, in each case, other than any such items which could not reasonably be expected to result in a material adverse effect upon the Davis Companies.

    2.16    Employee Benefit Matters.  Except as set forth in Schedule 2.15, the
            ------------------------                          -------------
Davis

Companies have never maintained, sponsored or contributed to, or been obligated to contribute to, any employee pension benefit plan as defined in
Section 3(2) of ERISA. All employee benefit plans (including those defined in Section 3(3) of ERISA) and all benefits arrangements that have been maintained, sponsored or contributed to by the Davis Companies have been maintained, administered and funded in material compliance with their terms and, both as to form and operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such plans, including but not limited to ERISA and the Code. There are no unfunded benefit liabilities and no accumulated funding deficiencies in respect of any such employee benefit plans. As to each employee benefit for which an annual report, including schedules, or comparable report is required to be filed under ERISA or the Code, no liabilities, with respect to such plan, existed on the dates of such annual report except as disclosed therein, and no material adverse change has occurred with respect to the financial data covered by such annual report since the date thereof. Neither the Davis Companies nor any such employee benefit plan will have at Closing any present or future obligation to make any payment to or with respect to any present or former employee of the Davis Companies pursuant to any retiree medical benefit plan, or other retiree welfare plan (within the meaning of Section 3(1) of ERISA), and no condition exists which would prevent the Davis Companies from amending or terminating any such employee benefit plan, including any such welfare plan. Each such welfare plan has been operated in compliance with the provisions of Part 6 of Title I of ERISA and Sections 162 and 4980B of the Code at all times.

    2.17    Compliance with Law; Litigation.  The Davis Companies have complied
            -------------------------------
in all material respects with all laws, regulations, rules, writs, injunctions, ordinances, franchises, decrees or orders of any court or of any foreign, federal, state, municipal or other governmental authority which are applicable to them, the Assets, the Davis Stations or their business. Except as set forth in Schedule 2.17, as of the date hereof there is no action, suit or proceeding
   -------------
pending, or to the best knowledge of the Company threatened, against the Davis Companies, and there are no claims or investigations pending, or to the best knowledge of the Company threatened, against the Davis Companies. There are no unsatisfied judgments issued or outstanding against the Davis Companies.

    2.18    Insurance.  The Davis Companies maintain insurance policies bearing
            ---------
the policy numbers with the companies set forth on Schedule 2.18 hereto.  All of
                                                   -------------
such policies are in full force and effect and the Davis Companies are not in default thereunder. The Davis Companies have not received notice from any issuer of any such policies of its intention to cancel, terminate or refuse to renew any policy issued by them.

    2.19    Environmental.  No hazardous or toxic substance or waste (including
            -------------
without limitation petroleum products) or other material regulated under any applicable environmental, health or safety law (each a "Contaminant") has been generated, stored, transported or released (each a "Release") on, in, from or to any of the Assets in material violation of applicable law. Neither the Davis Companies nor any of the Assets are subject to any order from or agreement with any governmental authority or private party respecting (i) any environmental, health or safety law, (ii) any environmental clean-up, removal, prevention or other remedial action or (iii) any obligation or liability arising from the Release of a Contaminant. Neither the Davis Companies nor any of the Assets includes any underground storage tanks installed or used by the Davis Companies or surface impoundment containing hazardous materials installed or used by the Davis Companies, or to the best knowledge of the Company installed by others or any asbestos containing material, or any polychlorinated biphenyls. The Davis Companies have not received any notice or claim to the effect that they are or may be liable as a result of the Release of a Contaminant. To the best knowledge of the Company neither the Davis Stations nor any of the Assets is the subject of any investigation by any governmental authority with respect to a Release of a Contaminant. The Majority Shareholder and the Company have delivered to Radio One copies of all environmental surveys, analyses and assessments in their possession relating to any of the Real Property.

    2.20    Affiliates.  No Shareholders or relative of any of the Shareholders
            ----------
and no Affiliate of the Davis Companies has an interest in, or option to acquire, any of the Assets. None of the Davis Companies, the Shareholders, any Affiliate of the Davis Companies or the Shareholders, or any officer or director of the Davis Companies possesses, directly or indirectly, any ownership interest in, or is a director, officer or employee of, any person which is a supplier, advertiser, customer, lessor, lessee, licensor, licensee, developer, competitor or potential competitor of the Davis Companies. Ownership of securities of a company whose securities are registered under the Securities Exchange Act of 1934 of 5% or less of any class of such securities shall not be deemed to be a financial interest for purposes of this Section.

    2.21    Guaranties, Indemnities, Etc.  The Davis Companies are not a
            ----------------------------
guarantor nor otherwise liable for any liability or obligation (including indebtedness) of any other person. The Davis Companies have not agreed to indemnify or otherwise hold harmless any person from any liability, known or unknown, existing or future, direct or indirect, contingent or primary. The Davis Companies are not a party to any non-competition, covenant-not-to-compete or similar agreement except as the beneficiary of any such agreement.

    2.22    No Finder.  No broker, finder or other person is entitled to a
            ---------
commission, brokerage fee or other similar payment in connection with this Agreement or the transactions contemplated hereby as a result of any agreement or action of the Shareholders or the Davis Companies or any party acting on their behalf.

    2.23    Powers of Attorney   The Davis Companies have not granted a power of
            ------------------
attorney to any person or entity.

    2.24    Year 2000 Compliance.  All of the Assets (including all systems,
            --------------------
machinery, information technology, computer software and hardware, and other data sensitive technology) are operating without error or interruption related to date data (meaning data or input that includes an indication of or reference to a date) and without other problems commonly referred to as "year 2000 problems."

    2.25    Disclosure.  With respect to the Davis Companies, the Shareholders,
            ----------
the Company Stock, the Davis Stations and the Assets, this Agreement, the Company Ancillary Agreements and all information and other materials delivered to Radio One pursuant to this Agreement do not and will not contain any untrue statement of material fact or omit to state a material fact required to be made in order to make the statements herein and therein not misleading in light of the circumstances in which they are made.

ARTICLE 3:  MAJORITY SHAREHOLDER REPRESENTATIONS AND WARRANTIES
            ---------------------------------------------------


    To induce Radio One to enter into this Agreement and to consummate the transactions contemplated hereby, the Majority Shareholder represents and warrants to Radio One as follows:

    3.1     Authority.  Each Shareholder resides in the jurisdiction set forth
            ---------
on Schedule 2.2 hereto and has the requisite power and authority to execute and
   ------------
deliver all of the agreements and instruments to be executed and delivered by each such Shareholder (collectively, the "Shareholder Ancillary Agreements"), to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof.

    3.2    Binding Effect.  Each of the Shareholder Ancillary Agreements when
           --------------
executed
and delivered by each such Shareholder and the other parties thereto will be, a legal, valid and binding agreement of each such Shareholder enforceable in accordance with its respective terms, except in each case as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting or limiting the enforcement of creditors' rights generally and except as such enforceability is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

    3.3     No Conflicts.  Each Shareholder has the full legal right, power and
            ------------
authority to consummate the Mergers without the consent of any other person.

ARTICLE 4:  RADIO ONE REPRESENTATIONS AND WARRANTIES
            ----------------------------------------

    To induce the Majority Shareholder and the Company to enter into this Agreement and to perform and consummate the transactions contemplated hereby, Radio One represents and warrants to the Shareholders and the Company as follows:

    4.1     Organization.  Radio One is duly organized, validly existing and in
            ------------
good standing under the laws of the jurisdiction of its organization (first set forth above). Radio One has the requisite power and authority to execute and deliver this Agreement and all of the other agreements and instruments to be executed and delivered by them (collectively, the "Radio One Ancillary Agreements"), to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof.

    4.2    Authority.  The execution, delivery and performance of this Agreement
           ---------
and the Radio One Ancillary Agreements by Radio One have been duly authorized and approved by all necessary action of Radio One and does not require any further authorization or consent of Radio One. This Agreement is, and each Radio One Ancillary Agreement when executed and delivered by Radio One and the other parties thereto will be, a legal, valid and binding agreement of Radio One enforceable in accordance with its respective terms, except in each case as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting or limiting the enforcement of creditors' rights generally and except as such enforceability is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Upon issuance of the Stock Consideration, the shares comprising the Stock Consideration will be duly authorized, validly issued and fully paid and non-assessable.

    4.3    No Conflicts.  Neither the execution and delivery by Radio One of
           ------------
this Agreement and the Radio One Ancillary Agreements nor the consummation by Radio One of any of the transactions contemplated hereby or thereby nor compliance by Radio One with or fulfillment by Radio One of the terms, conditions nd provisions hereof or thereof will: (i) conflict with the charter or other organizational documents of Radio One or any judgment, order or decree to which Radio One is subject; or (ii) require the approval, consent, authorization or act of, or the making by Radio One of any declaration, filing or registration with, any third party or any foreign, federal, state or local court, governmental or regulatory authority or body, except for such of the foregoing as are necessary pursuant to the HSR Act and the Communications Act.

    4.4     No Finder  No broker, finder or other person is entitled to a
            --------
commission, brokerage fee or other similar payment in connection with this Agreement or the transactions contemplated hereby as a result of any agreement or action of Radio One or any party acting on its behalf.

    4.5     Qualification  Radio One is qualified under the Communications Act
            -------------
and the rules, regulations and policies of the FCC to control the FCC Authorizations.

    4.6     Representations  Neither Radio One nor any of its Affiliates has
            ---------------
taken, or agreed to take, any action that will prevent the Mergers from qualifying as reorganization under Section 368(a) of the Code, and Radio One will use commercially reasonable efforts to cause the Mergers to constitute a reorganization under such section.

ARTICLE 5:  COVENANTS OF COMPANY AND THE SHAREHOLDERS
            -----------------------------------------

The Company and the Majority Shareholder covenant and agree that from the date hereof until the completion of the Closing:

    5.1     Operation of the Business
            -------------------------
            (a) Subject to Section 1.15 the Davis Companies shall: (i) continue to carry on their business and keep their books and accounts, records and files in the usual and ordinary manner in which the business has been conducted in the past; (ii) operate their business in all material respects in accordance with the terms of the FCC Authorizations and in compliance in all material respects with the Communications Act, FCC rules, regulations and policies, and all other applicable laws, rules and regulations, and maintain the FCC Authorizations in full force and effect and timely file and prosecute any necessary applications for renewal of the FCC Authorizations; (iii) use best efforts to preserve their business organization intact, retain substantially as at present their employees, consultants and agents, preserve the goodwill of their suppliers, advertisers, customers and others having business relations with it, and broadcast all time due under barter time sales agreements to the extent possible and permissible under such barter agreements; (iv) keep all Tangible Personal Property and Real Property in good operating condition (ordinary wear and tear excepted) and repair and maintain adequate and usual supplies of inventory, office supplies, spare parts and other materials as have been customarily maintained in the past; (v) preserve intact the Assets and maintain in effect its current insurance policies with respect to the Davis Stations and the Assets; and (vi) collect accounts receivable only in the ordinary course of business consistent with past practice. Nothing contained in this Agreement shall give Radio One any right to control the programming, operations or any other matter relating to the Davis Stations prior to the Closing, and the Davis Companies shall have complete control of the programming, operations and all other matters relating to the Davis Stations up to the Closing.


            (b) Subject to Section 1.15 and notwithstanding Section 5.1(a), the Davis Companies shall not, without the prior written consent of Radio One: (i) sell, lease, transfer, or agree to sell, lease or transfer, any Assets except for non-material sales or leases, in the ordinary course of business of items which are being replaced by assets of comparable or superior kind, condition and value; (ii) grant any raises to employees, pay any substantial bonuses or enter into any contract of employment with any employee or employees other than in the ordinary course of business consistent with existing employment practices; (iii) adopt or increase any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any of its employees; (iv) amend or terminate any existing Time Sales Agreements except in the ordinary course of business; (v) amend or terminate any of the Station Contracts or enter into any contract, lease or agreement except those entered into in the ordinary course of business consistent with past practices and except for barter time sales agreements that will be paid and performed in full before Closing; (vi) by any act or omission cause any representation or warranty made herein to become untrue or inaccurate;
(vii) discount, or otherwise reduce the amount receivable in respect of, any accounts receivable; (viii) increase its indebtedness for borrowed money, except current borrowings in the ordinary course of business; (ix) cancel, compromise or waive any claim or right of substantial value; (x) except as set forth in
Section 1.15, declare or make any dividend or other distribution of any kind or for any purpose to any stockholder; (xi) redeem, purchase or otherwise acquire any of its capital stock; (xii) make any change in accounting methods or practices, except as required by law or generally accepted accounting principles; (xiii) issue or sell any shares of capital stock or any other securities, or issue any securities convertible into, or options, warrants or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issue or sale of, any shares of its capital stock or any other securities, or make any other changes in its capital structure; or (xiv) amend or modify its certificate of incorporation or bylaws.

            (c) The Majority Shareholder and the Davis Companies shall not, and shall not solicit, negotiate or enter into any agreement to, sell, transfer, assign, encumber or pledge the Company Stock or any of the other Davis Company Shares.

    5.2     Reports  The Majority Shareholder shall furnish to Radio One by the
            -------
end of each calendar month for the preceding calendar month: (a) unaudited monthly Financial Statements for the Davis Companies and for the year to date period, and (b) such other reports as Radio One may reasonably request relating to the Davis Companies. The Financial Statements so delivered shall include the comparable month and year to date period for the previous fiscal year. Each of the Financial Statements delivered pursuant to this Section shall be prepared in accordance with GAAP subject to the absence of notes and normal year-end adjustments after audit (except as disclosed therein).

    5.3     Access  Between the date hereof and the Closing Date, Radio One and
            ------
the officers, employees, accountants, counsel, agents, consultants and representatives of Radio One shall be given reasonable access to all Assets, employees of the Davis Companies, accounts, statements, books, records, minutes, deeds, title papers, insurance policies, licenses, agreements, contracts, commitments, state and federal tax returns, records and files of every character, equipment, machinery, fixtures, furniture, vehicles, notes and accounts payable and receivable of the Davis Companies, and any other information concerning the affairs of the Davis Companies as Radio One may reasonably request provided that Radio One does not unreasonably interfere with the business and operations of the Davis Companies. It is expressly understood that, pursuant to this Section, Radio One, at its expense, shall be entitled to conduct such inspections and reviews of the Davis Companies, the Davis Stations, the Assets, and financial records relating to the Davis Companies and the Davis Stations as Radio One may desire, so long as the same do not unreasonably interfere with the operation of the Davis Stations. No inspection or investigation made by or on behalf of Radio One, or Radio One's failure to make any inspection or investigation, shall affect the Majority Shareholder's or the Company's representations, warranties and covenants hereunder or be deemed to constitute a waiver of any of those representations, warranties and covenants. Immediately after the date hereof, the Majority Shareholder and the Company shall also cooperate, and shall cause their respective accountants to cooperate, with Radio One to conduct an audit by Radio One's accountants at Radio One's expense of the Financial Statements for the Davis Stations for the years 1996, 1997, 1998 and 1999, and Radio One may disclose such financial statements provided or created hereunder in reports filed by Radio One with any governmental or regulatory authority, including the Securities and Exchange Commission.

    5.4     Confidentiality  Until the Closing, Radio One agrees to, and to
            ---------------
cause its employees and agents to, protect the confidentiality of all proprietary and confidential information received from the Davis Companies pursuant to this Agreement or otherwise, using the same care and procedures used to protect Radio One's own proprietary and confidential information, and agrees not to disclose, and to cause its Affiliates, employees and agents not to disclose, such proprietary and confidential information to any other persons except as may be reasonably necessary in connection with the transactions contemplated herein or except to the extent (i) such information is or becomes publicly available or obtainable from independent, nonconfidential sources and not in breach of Radio One's obligations hereunder or any other party's confidentiality obligations owed to the Davis Companies and known by Radio One;
(ii) such information is required to be disclosed by law or by governmental authorities having jurisdiction over Radio One; (iii) such information was known by Radio One prior to any disclosure by the Davis Companies; (iv) disclosure is necessary for Radio One to enforce any or all of its rights under this Agreement; or (v) such disclosure is consistent with Radio One's usual and customary disclosure practices with respect to its own information. In the event this Agreement is terminated prior to the Closing Date, Radio One shall return to the Davis Companies all written confidential information provided to Radio One by the Davis Companies and all copies thereof.

    5.5     Consents The Majority Shareholder and the Company shall use their
            --------
reasonable best efforts to obtain all necessary consents to the assignment and transfer of Station Contracts and all of the consents noted on Schedules 2.6,
                                                               -------------
2.12 and 2.13 hereto. Marked with an asterisk on Schedules 2.12 and 2.13 are
-------------                                    -----------------------
those consents the receipt of which is a condition precedent to Radio One's obligation to close under this Agreement (the "Required Consents").

    5.6     Estoppel Certificates; Title Insurance; Liens  The Majority
            ---------------------------------------------
Shareholder and the Company, at the Shareholders' expense, will use their reasonable best efforts to obtain and deliver to Radio One: (i) written estoppel certificates (the "Estoppel Certificates") duly executed by the lessors under the Real Property Leases, in form and substance satisfactory to Radio One; and (ii) all UCC, litigation, judgment and state and federal tax lien search reports showing searches in such names and jurisdictions as shall be reasonably necessary to assure that no Liens are filed or recorded against the Davis Company Shares or the Assets (the "Lien Search Reports"). The Estoppel Certificates shall be dated within fifteen days prior to Closing. The Lien Search Reports shall be delivered within thirty days after the date of this Agreement and shall be updated within fifteen days prior to Closing.

    5.7     Environmental Subject to the receipt of any permits or approvals
            -------------
required by governmental authorities and, as to any leased Real Property, any landlord, Radio One shall have the right at its expense to conduct one or more reviews of the Real Property and take soil and water samples (including groundwater samples) from the Real Property, and to test and analyze those samples to determine the extent of any contamination of the soils and water (including groundwater) on or about the Real Property. Any such reviews and tests shall be undertaken and completed within forty-five days after the date hereof. If, based on the results of those inspections and/or tests, Radio One reasonably determines that the condition of the Owned Real Property is unsatisfactory or if Radio One believes that its ownership of any parcel of Owned Real Property would expose Radio One to undue risks of government intervention or third-party liability, Radio One may notify the Majority Shareholder and the Company that it desires to terminate this Agreement unless such environmental hazard or violation is remediated prior to the Closing Date. No information contained in any report of an environmental review shall relieve Company of any obligation with respect to any representation, warranty or covenant herein or waive any condition to Radio One's obligations hereunder. The Majority Shareholder and Company shall use their reasonable best efforts to remove any such hazardous material or correct any violations noted prior to the Closing Date, provided, however, in the event that Radio One's environmental
              --------  -------
consultant's written estimate of the cost to remediate the hazardous materials or violations exceeds $100,000, the Majority Shareholder and Company may elect by written notice to Radio One to refuse to undertake or pay for such remediation in excess of $100,000 and in such event Radio One may terminate this Agreement upon written notice to the Majority Shareholder and the Company. In the event that the cost is estimated to be less than $100,000, or if it is greater and Radio One does not terminate this Agreement, the Majority Shareholder and the Company shall remediate such environmental hazard or violation, and if they are unable to accomplish same prior to the Closing Date, an appropriate adjustment to the Merger Consideration shall be made as a part of the adjustments and they shall indemnify and hold Radio One harmless from and against any and all costs and expenses incurred by Radio One in order to complete such remediation action following the Closing Date, up to a maximum aggregate cost of $100,000, to the extent an adjustment is not made. Absent a termination of this Agreement, Radio One shall be responsible for any costs in excess of $100,000.

    5.8     Employment Matters  Radio One shall have the right, but not the
            ------------------
obligation, to retain all or any of the employees of the Davis Companies as employees after the Closing.

    5.9     Exclusive Dealing  None of the Shareholders, the Davis Companies,
            -----------------
any of its respective affiliates or representatives or any officers or directors of the Davis Companies shall take any action directly or indirectly, to encourage, initiate, solicit or engage in discussions or negotiations with, or provide any information to any person other than Radio One and its affiliates and representatives concerning any purchase of any capital stock of the Davis Companies or any merger, asset sale or similar transaction involving the Company or any of the Assets.

    5.10    Shareholders' Approval.  The Majority Shareholder and the Board of
            ----------------------
Directors of the Company shall submit this Agreement and the Mergers to the Stockholders for approval within thirty (30) days after the date of this Agreement. The Majority Shareholder and the Company shall recommend that the Shareholders vote to approve this Agreement and the Mergers. The Majority Shareholder shall vote his shares of the Company Stock in favor of the Mergers and for approval of this Agreement. Following approval by the Shareholders, the Majority Shareholder shall request each of the Minority Shareholders to execute an agreement or a power of attorney appointing the Majority Shareholder as the custodian of the Minority Shareholders' Company Stock for all purposes of this Agreement and the Mergers, with full right, power and authority to perform any act arising under this Agreement which the Minority Shareholders themselves could do including the right, power and authority to deliver the Minority Shareholders' Company Stock upon Closing and the right to receive the issuance and payment of the Merger Consideration on their behalf and in connection therewith to direct Radio One as to the specific Merger Consideration to be received by each Shareholder. Prior to or at such time that the Minority Shareholders deliver the custodial agreement, they shall further execute such document or documents as may be necessary or appropriate to waive any appraisal rights they may have under Delaware law, and they shall deliver to the Majority Shareholder the certificates representing their shares of Company Stock either endorsed in blank or with separate executed stock powers attached, and with signatures guaranteed if requested by Radio One.

    5.11    Inter-Davis Companies Debt  Prior to the Closing Date, the Majority
            --------------------------
Shareholder and the Company shall cause the Davis Companies to take whatever actions may be necessary or appropriate in order to cancel and eliminate all inter-company debt and other obligations.

    5.12    Cancellation of Subordinated Lenders' Conversion, Purchase Option
            -----------------------------------------------------------------
and Put Rights Agreement  Between the date hereof and the Closing Date,
------------------------
Majority Shareholder and the Company shall use their best and all reasonable efforts to obtain from DBC's subordinated lenders, Syndicated Communications Venture Partners III, L.P., Medallion Capital, Inc. (successor in interest to Capital Dimensions Venture Fund, Inc.), Alliance Enterprise Corporation and Mesbic Ventures, Inc., (collectively the "Subordinated Lenders") waivers of their rights to convert their subordinated indebtedness into common stock of DBC and of their right and option to acquire the Charlotte Station pursuant to the Conversion, Purchase Option and Put Rights Agreement dated October 22, 1997. As of the date hereof, Majority Shareholder and Company have obtained all such waivers, copies of which are contained in Schedule 5.12 hereto.
                                          -------------

    5.13    Qualification  The Majority Shareholder and the Company shall
            -------------
cause DBE to qualify to do business in South Carolina within thirty (30) days after the date hereof.

    5.14    FCC Compliance  The Majority Shareholder and the Company shall
            --------------
cure any exceptions to FCC compliance described in Schedule 2.10 as promptly as,
                                                   -------------
and to the extent, possible and prior to the Closing Date.

    5.15    Bank Accounts  Within thirty (30) days after the date hereof the
            -------------
Majority Shareholder and the Company shall deliver to Radio One an accurate and complete list showing the name and address of each bank in which the Davis Companies have an account or safe deposit box, the number of any such account or box and the names of all persons authorized to draw thereon or to have access thereto.

ARTICLE 6:  ADDITIONAL COVENANTS
            --------------------

Radio One, the Company and the Majority Shareholder covenant and agree that from the date hereof until the completion of the Closing:

    6.1     Representations and Warranties  Each party shall give the other
            ------------------------------
detailed written notice promptly upon learning of the occurrence of any event that would cause or constitute a breach (or would have caused a breach had such event occurred or been known to it prior to the date hereof) of any of its representations and warranties contained in this Agreement.

    6.2     Notice of Proceedings  Each party shall promptly notify the other
            ---------------------
in writing upon: (a) becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereunder; or (b) receiving any notice from any governmental department, court, agency or commission of its intention (i) to institute an investigation into, or institute a suit or proceeding to restrain or enjoin, the consummation of this Agreement or such transactions, or (ii) to nullify or render ineffective this Agreement or such transactions if consummated.


ARTICLE 7: SHAREHOLDERS CONDITIONS
            ----------------------
The obligations of the Shareholders under this Agreement are, at their option, subject to the fulfillment of the following conditions prior to or on the Closing Date:

    7.1     Representations, Warranties and Covenants  Each of the
            -----------------------------------------
representations and warranties of Radio One contained in this Agreement shall have been true and correct as of the date when made and shall be true and correct in all material respects on the Closing Date as if made on the Closing Date, except to the extent changes are permitted pursuant to this Agreement. Radio One shall have performed and complied with each and every covenant and agreement required by this Agreement to be performed or complied with by them prior to or on the Closing Date. Radio One shall have furnished the Majority Shareholder with a certificate, dated the Closing Date and duly executed by an officer of Radio One authorized on behalf of Radio One to give such a certificate, to the effect that the conditions set forth in this Section have been satisfied.

    7.2     Proceedings  None of the parties shall be subject to any restraining
            ----------
order or injunction restraining or prohibiting the consummation of the transactions contemplated hereby. In the event such a restraining order or injunction is in effect, this Agreement may not be terminated by Company or the Majority Shareholder pursuant to this Section prior to the Final Closing Date, but the Closing shall be delayed during such period. This Agreement may be terminated after the Final Closing Date if such restraining order or injunction remains in effect.

    7.3     FCC Consent  The FCC Consent shall have been granted by the FCC by
            -----------
initial order.

    7.4     Hart-Scott-Rodino  If applicable, the waiting period under the
            -----------------
HSR Act shall have expired or been terminated.

    7.5     Deliveries  Radio One shall have complied with its obligations
            ----------
set forth in Section 9.2.

    7.6    Columbus Sub  The distribution of the Columbus Stations and the
           ------------
Columbus Sub pursuant to Section 1.15 shall have been consummated prior to the Closing Date.

ARTICLE 8: RADIO ONE CONDITIONS
           -------------------

The obligations of Radio One under this Agreement are, at its option, subject to the fulfillment of the following conditions prior to or on the Closing Date:

    8.1    Representations, Warranties and Covenants   Each of the
           -----------------------------------------
representations and warranties of the Company and the Majority Shareholder contained in this Agreement shall have been true and correct as of the date when made and shall be true and correct in all material respects on the Closing Date as if made on the Closing Date, except to the extent changes are permitted pursuant to this Agreement. The Company and the Shareholders shall have performed and complied with each and every covenant and agreement required by this Agreement to be performed or complied with by each prior to or on the Closing Date. The Majority Shareholder shall have furnished Radio One with a certificate, dated the Closing Date and duly executed by the Company to the effect that the conditions set forth in this Section have been satisfied.

    8.2     Proceedings  None of the parties shall be subject to any
            -----------
restraining order or injunction restraining or prohibiting the consummation of the transactions contemplated hereby. In the event such a restraining order or injunction is in effect, this Agreement may not be terminated by Radio One pursuant to this Section prior to the Final Closing Date, but the Closing shall be delayed during such period. This Agreement may be terminated after such date if such restraining order or injunction remains in effect.

    8.3     FCC Consent  The FCC Consent shall have been granted by the FCC
            -----------
by Final order, without any conditions materially adverse to Radio One.

    8.4     Hart-Scott-Rodino  If applicable, the waiting period under the
            -----------------
HSR Act shall have expired or been terminated.

    8.5      Deliveries  The Company and the Shareholders shall have complied
             ----------
with their obligations set forth in Section 9.1.

    8.6     Required Consents  The Majority Shareholder and the Company shall
            -----------------
have obtained and delivered to Radio One all of the Required Consents.

    8.7     Material Adverse Change  None of the Davis Companies, the Davis
            -----------------------
Stations, nor any of the Assets shall have suffered a material adverse change since the date hereof in the business, operations, condition (financial or otherwise), properties, assets, liabilities, capitalization or ownership of the Davis Companies, the Davis Stations or any of the Assets, except changes permitted by this Agreement and changes which are not (either individually or in the aggregate) materially adverse to the Davis Stations.

    8.8     Title Commitments  Radio One shall have obtained commitments from a
            -----------------
title insurance company acceptable to Radio One to issue to Radio One or its designee at standard rates ALTA extended coverage owner's and leasehold title insurance policies with respect to the owned and leased Real Property with no exceptions other than Permitted Encumbrances (the "Title Commitments").

    8.9     Surveys  Radio One shall have obtained an ALTA survey of each
            -------
parcel of Owned Real Property (the "Surveys").

    8.10    Estoppel Certificates  The Majority Shareholder and the Company
            ---------------------
shall have obtained and delivered to Radio One the Estoppel Certificates.

    8.11    Environmental  The Shareholders and the Company shall have
            -------------
remediated any environmental hazards or violations required to be remediated or cured by them pursuant to Section 5.6 or the estimated costs and expenses thereof in an amount acceptable to Radio One shall have been set forth in the Preliminary Adjustment Statement as a credit to Radio One to the extent required by Section 5.7.

    8.12    Net Operating Losses  As of the Closing on the Closing Date, the
            --------------------
Davis Companies then current net operating losses for tax purposes shall not be less than the amounts set forth on Schedule 2.8, minus the amounts of such net
                                   ------------
operating losses used to offset (i) earnings for the Davis Companies since June 30, 1999, and (ii) gain from the spin off of the Columbus Sub pursuant to
Section 1.15 and Schedule 1.15.
                 -------------

    8.13    Subordinated Lenders' Conversion  All of the Subordinated Lenders
            --------------------------------
shall have waived their conversion and purchase option rights with respect to DBC as set forth in Section 5.12.

    8.14    Inter-Company Debt  All inter-company indebtedness by and among the
            ------------------
Davis Companies shall have been satisfied and eliminated without any adverse tax consequences of any kind or nature upon Radio One or the Surviving Company.

    8.15    Shareholders' Approval  The Shareholders shall have approved this
            ----------------------
Agreement and the Mergers, and the Minority Shareholders shall have satisfied the requirements of Section 5.10 to Radio One's reasonable satisfaction.

    8.16    Liens  Radio One shall have received evidence reasonably
            -----
satisfactory to it that, upon consummation of the Closing, the Assets shall be free and clear of all liens other than Permitted Encumbrances.

ARTICLE 9: ITEMS TO BE DELIVERED AT THE CLOSING
           ------------------------------------

    9.1     Deliveries by the Company and the Shareholders  At Closing, the
            ----------------------------------------------
Company and the Shareholders, as appropriate, shall deliver to Radio One duly executed by Company, the Shareholders or such other signatory as may be required by the nature of the document:

    (a) the certificates representing (i) the Company Stock accompanied by stock powers duly endorsed in blank, sufficient to cancel all right, title and interest in and to the Company Stock and (ii) the other Davis Company Shares;

    (b) certified copies of resolutions duly adopted by the Shareholders and the board of directors of the Company, which shall be in full force and effect at the time of the Closing, authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby;

    (c) the certificate referred to in Section 8.1;

    (d) the corporate minute book, stock ledger and all other original and duplicate corporate records of the Davis Companies;

    (e) copies of the certificate of incorporation of the Davis Companies, including all amendments thereto, certified by the Secretary of State or other appropriate official of the jurisdiction of incorporation of the Davis Companies dated within 10 business days of the Closing Date;

    (f) copies of the bylaws of the Davis Companies, certified by an officer of the Company as being true and correct and in effect on the Closing Date;

    (g) certificates from the Secretaries of State or other appropriate officials of the jurisdiction of incorporation of the Davis Companies and any jurisdiction in which the Davis Companies have qualified to do business, dated within 10 business days of the Closing Date and showing that the Davis Companies are duly incorporated and in good standing in its jurisdiction of incorporation and that it is in good standing in each jurisdiction in which it has qualified to do business;

    (h) a certificate as to the tax status of the Davis Companies from the appropriate official of the jurisdiction of incorporation of the Davis Companies and each jurisdiction in which the Davis Companies have qualified to do business;

    (i) resignations and releases of all officers and directors of the Davis Companies and releases of the Shareholders of the Davis Companies;

    (j) the Required Consents and any other consents obtained by Shareholders and Company under Section 5.4;

    (k) opinions of Company's counsel in the forms of Exhibit B attached hereto;
                                                      ---------

    (l) the Preliminary Adjustment Statement and the Preliminary Adjustment Certificate;

    (m) the Estoppel Certificates obtained by Majority Shareholder and Company and Lien Search Reports;

    (n) the Subscriptions and the Registration Rights Agreements; and

    (o) the Post-Closing Escrow Agreement.

    9.2     Deliveries by Radio One  At the Closing, Radio One shall deliver
            -----------------------
to the Shareholders:

    (a) certified copies of resolutions authorizing the execution, delivery and performance by Radio One of this Agreement, which shall be in full force and effect at the time of the Closing;

    (b) the certificate referred to in Section 7.1;

    (c) at the Effective Time, the Merger Consideration as provided by Sections
1.7 and 1.8;

    (d) the Post-Closing Escrow Agreement; and

    (e) the Registration Rights Agreements.

    9.3   Satisfaction of Davis Companies Indebtedness for Long Term Debt
          ---------------------------------------------------------------
Simultaneously with Closing onUhe Closing Date, the Davis Companies long term indebtedness payable to Amresco, the Subordinated Lenders, First Union National Bank, and all other Davis Companies' financial institutions and banks, and Transactions Fees and Costs, shall be paid and satisfied in full out of the Total Consideration with such amounts so paid to be treated as Indebtedness and a part of the Consolidated Liabilities. In connection with such satisfactions, the Davis Companies' lenders shall release and discharge any and all security interests, stock pledges, mortgage, liens, claims and encumbrances whatsoever that they may have or possess against and in respect of the Davis Companies' Assets, including, without limitation, the execution, delivery and filing of mortgage satisfactions and UCC termination statements in all required jurisdictions.

ARTICLE 10: SURVIVAL; RELEASE; INDEMNIFICATION
            ----------------------------------

    10.1    Survival; Release  All representations and warranties contained in
            -----------------
this Agreement, or in any certificate, agreement, or other document or instrument, delivered pursuant hereto, shall survive (and not be affected in any respect by) the Closing, any investigation conducted by any party hereto and any information which any party may receive, for a period of one (1) year after the Closing Date, provided, however, that representations and warranties with
              --------  -------
respect to authorization, title, taxes and environmental matters shall survive without limitation.


    10.2    Indemnification
            ---------------

     (a) From and after Closing, subject to the limitation set forth in Section 5.7, if applicable, the Majority Shareholder (an "Indemnifying Party") hereby agrees to indemnify and hold harmless Radio One and Radio One of Charlotte, the shareholders, directors, officers and employees of Radio One and Radio One of Charlotte, LLC, and all persons which directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with Radio One, and their respective successors and assigns (collectively, the "Radio One Indemnitees") from, against and in respect of, and to reimburse the Radio One Indemnitees for, the amount of any and all Deficiencies (as defined in Section 10.3(a)). Effective upon Closing, the Majority Shareholder hereby assumes and agrees to pay and perform when due any and all such Deficiencies. Notwithstanding anything to the contrary set forth in this Agreement, the Majority Shareholder shall have no obligation to indemnify any Radio One Indemnitees on account of (i) any Taxes required to be paid by, or on behalf of, any Davis Company as a result of the Mergers not being treated as reorganizations under Section 368(a) of the Code, or (ii) any breach of Section
2.8 resulting from the Mergers not being treated as reorganizations under Sections 368(a) of the Code.

     (b) From and after Closing, Radio One (an "Indemnifying Party") hereby agrees to indemnify and hold harmless the Majority Shareholder and its respective successors and assigns (collectively, the "Majority Shareholder Indemnitees") from, against and in respect of, and to reimburse the Majority Shareholder Indemnitees for, the amount of any and all Deficiencies (as defined in Section 10.3(b)). Radio One shall have no obligation whatsoever to indemnify any of the Minority Shareholders for any Deficiencies.


     10.3   Deficiencies
            ----------

    (a) As used in this Article 10, the term "Deficiencies" when asserted by Radio One Indemnitees or arising out of a third party claim against Radio One Indemnitees shall mean any and all losses, damages, liabilities and claims sustained by the Radio One Indemnitees and arising out of, based upon or resulting from: (i) any misrepresentation, breach of warranty, or any failure to comply with any covenant, obligation or agreement on the part of the Majority Shareholder or the Company contained in or made pursuant to this Agreement to the extent not covered by proceeds of insurance; (ii) any obligation or liability arising from the business or operations of the Davis Companies prior to Closing of a nature or type required to be reflected on the Closing Date consolidated balance sheet of the Davis Companies in accordance with GAAP to the extent not covered by proceeds of insurance, except for Assumed Obligations and except for Consolidated Liabilities that are taken into account in calculating the Merger Consideration; (iii) without limiting the foregoing, any litigation, proceeding or claim by any third party relating to the business or operation of the Davis Companies prior to Closing to the extent not covered by proceeds of insurance; or (iv) any obligation or liability arising from the business or operations of, and any litigation proceeding or claim by any third party relating to the business or operations of, the Columbus Stations and the Columbus Sub, whether prior to or after Closing. Such Deficiencies include without limitation any and all acts, suits, proceedings, demands, assessments and judgments, and all fees, costs and expenses of any kind, related or incident to any of the foregoing (including, without limitation, any and all Legal Expenses (as defined in Section 10.6 below)).

    (b) As used in this Article 10, the term "Deficiencies" when asserted by the Majority Shareholder Indemnitees or arising out of a third party claim against the Majority Shareholder Indemnitees shall mean any and all losses, damages, liabilities and claims sustained by the Majority Shareholder Indemnitees and arising out of, based upon or resulting from: (i) any misrepresentation, breach of warranty, or any failure to comply with any covenant, obligation or agreement on the part of Radio One contained in or made pursuant to this Agreement to the extent not covered by proceeds of insurance; (ii) any failure by the Radio One Indemnitees to pay or perform any of the Assumed Obligations and Consolidated Liabilities that are taken into account in calculating the Merger Consideration to the extent not covered by proceeds of insurance; or (iii) any litigation, proceeding or claim by any third party relating to the business or operation of the Davis Companies after Closing to the extent not covered by proceeds of insurance. Such Deficiencies include without limitation any and all acts, suits, proceedings, demands, assessments and judgments, and all fees, costs and expenses of any kind, related or incident to any of the foregoing (including, without limitation, any and all Legal Expenses (as defined in Section 10.6 below)).


    10.4    Exceptions  Neither party shall be required to indemnify and hold
            ----------
harmless the other party or parties with respect to deficiencies described in Sections 10.3(a)(i) and 10.3(b)(i) until the aggregate amount of such deficiencies exceed $100,000, provided, however, that if such amount exceeds $100,000 the indemnifying party shall be liable to the indemnified party or parties for the entirety of the amount claimed and not just that portion in excess of $100,000. The aggregate amount that Majority Shareholder and the Company shall be required to indemnify and hold harmless Radio One Indemnitees for Deficiencies with respect to Section 10.3(a)(i) above shall not exceed the amount of the Merger Consideration.

    10.5   Procedures
           ----------

    (a) Third Party Claims In the event that any claim shall be asserted by any
        ------------------
third party against the Radio One Indemnitees or the Majority Shareholder Indemnitees (Radio One Indemnitees or the Majority Shareholder Indemnitees, as the case may be, hereinafter, the "Indemnitees"), which, if sustained, would result in a Deficiency, then the Indemnitees, as promptly as practicable but in no event later than 10 business days, after learning of such claim, shall notify the Indemnifying Party of such claim, and shall extend to the Indemnifying Party a reasonable opportunity to defend against such claim, at the Indemnifying Party's sole expense and through legal counsel reasonably acceptable to the Indemnitees, provided that the Indemnifying Party proceeds in good faith, expeditiously and diligently. The Indemnitees shall, at their option and expense, have the right to participate in any defense undertaken by the Indemnifying Party with legal counsel of their own selection. No settlement or compromise of any claim which may result in a Deficiency may be made by the Indemnifying Party without the prior written consent of the Indemnitees unless: (A) prior to such settlement or compromise the Indemnifying Party acknowledges in writing its obligation to pay in full the amount of the settlement or compromise and all associated expenses; (B) the Indemnitees are furnished with a full release from the party or parties asserting the claim; and (C) the Indemnifying Party has the ability (financial or otherwise) to pay or perform such settlement or compromise.

    (b) Direct Claims In the event that the Indemnitees assert the existence of
        -------------
any Deficiency (other than a Deficiency arising out of any litigation, proceeding claim, by any third party) against the Indemnifying Party, they shall give written notice to the Indemnifying Party of the nature and amount of the Deficiency asserted. If the Indemnifying Party, within a period of thirty (30) days after the giving of notice by the Indemnitees, shall not give written notice to the Indemnitees announcing its intent to contest such assertion of the Indemnitees (such notice by the Indemnifying Party being hereinafter referred to as the "Contest Notice"), such assertion of the Indemnitees shall be deemed accepted and the amount of the Deficiency shall be deemed established. In the event, however, that a Contest Notice is given to the Indemnitees within said 30-day period, then the contested assertion of a Deficiency shall be settled by arbitration to be held in Washington, D.C. in accordance with the Commercial Rules of the American Arbitration Association then existing. The determination of the arbitrator shall be delivered in writing to the Indemnifying Party and the Indemnitees and shall be final, binding and conclusive upon all of the parties hereto, and the amount of the Deficiency, if any, determined to exist, shall be deemed established.

    (c) The Indemnitees and the Indemnifying Party may agree in writing, at any time, as to the existence and amount of a Deficiency, and, upon the execution of such agreement such Deficiency shall be deemed established.


    10.6    Payment The Indemnifying Party hereby agrees to pay the amount of
            -------
established Deficiencies within 15 days after the establishment thereof. The amount of established Deficiencies shall be paid in cash except as provided in the Post-Closing Escrow Agreement, which shall be used for such purpose on a priority basis. At the option of the Indemnitees, the Indemnitees may offset any Deficiency or any portion thereof that has not been paid by the Indemnifying Party to the Indemnitees against any obligation the Indemnitees, or any of them, may have to the Indemnifying Party.


    10.7    Legal Expenses  As used in this Article 10, the term "Legal
            --------------
Expenses" shall mean any and all reasonable fees (whether of attorneys, accountants or other professionals), costs and expenses of any kind reasonably incurred by any person identified herein and its counsel in investigating, preparing for, defending against, or providing evidence, producing documents or taking other action with respect to any threatened or asserted claim.

    10.8   Sole Remedy  Except as set forth Sections 11.1 and 11.2 below, from
           -----------
and after the Closing Date, the rights pursuant to this Article 10 and Sections
1.8 and 1.10 above shall be the parties' exclusive remedies with respect to all breaches of representations, warranties and covenants under this Agreement (specifically excluding breaches of representations, warranties and covenants set forth in the Employment Agreement), and the parties' waive all other rights and remedies whatsoever in law or equity with respect to the foregoing, except for rights and remedies that the Majority Shareholder may have as a shareholder of Radio One arising out of securities laws.


ARTICLE 11:  MISCELLANEOUS
             -------------

    11.1    Termination This Agreement may be terminated at any time prior to
            -----------
Closing: (a) by the mutual consent of the Majority Shareholder and Radio One;
(b) by the Majority Shareholder or Radio One if the FCC has denied the approvals contemplated by this Agreement in an order which has become Final; (c) by Radio One as provided in Section 5.6 (Environmental), Section 11.5 (Broadcast Transmission Interruption) or Section 11.6 (Risk of Loss); (d) except as set forth in Section 11.6, by Radio One or the Majority Shareholder if the Closing has not taken place by the Final Closing Date; (e) by Radio One, if on the Closing Date the Company or the Majority Shareholder has failed to satisfy any of the conditions set forth in Section 8.1, 8.5, 8.6, 8.7, 8.10, 8.11, 8.12, 8.13, 8.14, 8.15 or 8.16; (f) by Radio One if the Company or the Majority Shareholder has failed to cure a material breach of any of their representations, warranties or covenants under this Agreement within fifteen
(15) calendar days after they receive notice from Radio One of such breach; (g) by the Majority Shareholder, if on the Closing Date Radio One has failed to satisfy either of the conditions set forth in Section 7.1 or 7.5; or (h) by the Majority Shareholder if Radio One has failed to cure a material breach of any of its representations, warranties or covenants under this Agreement within fifteen
(15) calendar days after they receive notice from the Majority Shareholder of such breach. A termination pursuant to this Section 11.1 shall not relieve any party of any liability it would otherwise have for a breach of this Agreement.

    11.2    Specific Performance In the event of a breach by the Majority
            --------------------
Shareholder or the Company of any representation, warranty, covenant or agreement under this Agreement, at Radio One's election, in addition to any other remedy available to it, Radio One shall be entitled to an injunction restraining any such breach or threatened breach and, subject to obtaining any requisite approval of the FCC, to enforcement of this Agreement by a decree of specific performance requiring the Company and the Majority Shareholder to fulfill their obligations under this Agreement, in each case without the necessity of showing economic loss or other actual damage and without any bond or other security being required. The remedies provided Radio One in this Agreement shall be cumulative and shall not preclude the assertion by Radio One of any other rights or the seeking of any other remedies against the Company or the Majority Shareholder.

    11.3    Expenses  Each party hereto shall bear all of its expenses
            --------
incurred in connection with the transactions contemplated by this Agreement, including without limitation, accounting and legal fees incurred in connection herewith; provided that: (i) the Majority Shareholder and Radio One shall each pay one-half of the filing fees required to be paid in connection with the FCC Applications and the Merger Reorganizations; (ii) the Majority Shareholder shall be exclusively responsible for, and Radio One shall not have any liability or responsibility for, any sales or transfer taxes (including without limitation any real estate transfer taxes), arising from the consummation of the Mergers; and (iii) Radio One shall pay the HSR Act filing fee, if any.

    11.4    Further Assurances  From time to time prior to and after Closing,
            ------------------
each party hereto will use their respective reasonable best efforts to take all actions required hereunder to consummate this Agreement and the Mergers and will execute all such instruments and take all such actions as any other party shall reasonably request, without payment of further consideration, in connection with carrying out and effectuating the intent and purpose hereof and all transactions contemplated by this Agreement, including without limitation the execution and delivery of any and all confirmatory and other instruments in addition to those to be delivered at Closing, and any and all actions which may reasonably be necessary to complete the transactions contemplated hereby, including the Merger Reorganizations. The parties shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement.

    11.5    Broadcast Transmission Interruption  If before Closing the regular
            -----------------------------------
broadcast transmission of the Davis Stations in the normal and usual manner is interrupted for a period of eight consecutive hours or more, the Company shall give prompt written notice thereof to Radio One. Radio One shall then have the right, by giving written notice, to postpone (and if necessary re-postpone) the Closing to a date that is fifteen (15) days after the end of any such interruption. If regular broadcast transmission in the normal and usual manner is interrupted for a continuous period of eighteen (18) hours or more at any time prior to Closing, then (a) the Company immediately shall give written notice thereof to Radio One and (b) Radio One shall have the right, by giving written notice, to (i) terminate this Agreement, or (ii) postpone the Closing as provided above.

    11.6    Risk of Loss  The risk of loss, damage or destruction to any of the
            ------------
Assets shall be borne by the Company and the Shareholders at all times up to 12:01 a.m. local time on the Closing Date. In the event of any such loss, damage, or destruction, the proceeds of any claim for any loss, payable under any insurance policy with respect thereto, shall be used to repair, replace, or restore any such property to its former condition, subject to the conditions stated below. In the event of any loss or damage to any of the Assets, the Company and the Majority Shareholder shall notify Radio One thereof in writing immediately. Such notice shall specify with particularity the loss or damage incurred, the cause thereof (if known or reasonably ascertainable), and the insurance coverage. If any part of the Assets are damaged or destroyed by casualty loss prior to the Closing Date, and the cost of restoring the damaged or destroyed

Assets to a condition reasonably comparable to their prior condition does not exceed $500,000, at Radio One's option, (a) the Company shall perform such restoration, and in such event, the Closing shall be postponed until restoration can be completed or (b) the amount of the Merger Consideration shall be reduced by the estimated cost of such incomplete restoration (as estimated by a qualified firm reasonably acceptable to Radio One and the Company) minus the amount of expected insurance proceeds attributable to such casualty loss (not including any such proceeds received before the Closing Date). If the cost of restoration is in excess of $500,000, the Majority Shareholder and Company may elect to perform such restoration and in such event, at Radio One's option (x) the Closing shall be postponed until restoration can be completed, (y) the Merger Consideration shall be reduced by such estimated cost of restoration minus the amount of expected insurance proceeds attributable to such casualty
-----
loss (not including any such proceeds received before the Closing Date), or (z) this Agreement shall be terminated. If the cost of the restoration is in excess of $500,000 and the Majority Shareholder and Company elect not to perform the restoration, Radio One may elect to terminate this Agreement. If necessary, the Company and the Majority Shareholder shall join Radio One in requesting from the FCC any extensions of time in which to consummate the Closing that may be required in order to complete such repairs.

    11.7    Cooperation  From the date of Closing and for a period of three (3)
            -----------
years thereafter, the Majority Shareholder shall provide Radio One with such cooperation and information as Radio One shall reasonably request in Radio
One's: (i) analysis and review of Financial Statements or information provided or created hereunder, or (ii) preparation of any reports or analyses prepared by Radio One. The Majority Shareholder shall also make the accountants employed by the Company prior to Closing available, including any work papers, opinions and financial statements relating to the Company or the Shareholders, to provide explanations of any documents or information provided hereunder and to permit disclosure of such information by Radio One, including disclosure to any governmental authority, including the Securities and Exchange Commission.

    11.8    Tax Matters  Prior to Closing, the Majority Shareholder shall cause
            -----------
the Company to prepare and timely file, or cause to be prepared and timely filed, all tax returns of the Davis Companies that are due prior to Closing, which shall be prepared by treating items on such tax returns in a manner consistent with the past practices with respect to such items, unless otherwise required by law. The Majority Shareholder shall cause the Company to provide to Radio One drafts of all tax returns (and accompanying work papers) of the Davis Companies at least thirty (30) days prior to filing. Not less than fifteen (15) days prior to filing, Radio One shall notify the Majority Shareholder of the existence of any objection (specifying in reasonable detail the nature and basis for such objection) Radio One may have to any items set forth on such draft tax returns. Radio One and the Majority Shareholder agree to consult and resolve in good faith any such objection. After Closing, Radio One shall prepare and timely file, or cause to be prepared and timely filed, all tax returns of the Davis Companies; provided, however, that in the case of any return that includes any
           --------  -------
period prior to Closing, Radio One shall provide to the Majority Shareholder drafts of such tax returns (and accompanying work papers) at least thirty (30) days prior to filing. No less than fifteen (15) days prior to filing, the Majority Shareholder shall notify Radio One of the existence of any objection (specify in reasonable detail the nature and basis for such objection) the Majority Shareholder may have to any items set forth on such draft tax return to the extent that such return would adversely impact the Majority Shareholder indemnification obligations hereunder. Radio One and the Majority Shareholder agree to consult and resolve in good faith any such objection and any such objection that is not resolved shall be determined by an independent certified public accountant who is acceptable to both Radio One and the Majority Shareholder. The parties shall treat the spin-off of Davis Broadcasting of Columbus, Inc. as a Code Section 355 transaction, and for purposes of determining taxable gain under Code Section 355(e), shall value the stock of such corporation at $2,500,000. The Majority Shareholder shall not file or cause to be filed any amended tax return without the prior written consent of Radio One, which consent shall not be unreasonably withheld. The Majority Shareholder and Radio One shall cooperate with one another in connection with the preparation, filing and any inquiries relating to any tax returns. Any refund of taxes relating to the Davis Companies received by the Shareholders after Closing shall be paid by the Shareholders to Radio One within ten business days after such refund is received by the Shareholders.


ARTICLE 12:  GENERAL PROVISIONS
             ------------------


    12.1    Successors and Assigns This Agreement shall be binding upon and
            ----------------------
inure to the benefit of the parties hereto, and their respective representatives, successors and assigns. Neither the Company nor the Shareholders may assign any rights or delegate any duties hereunder without the prior written consent of Radio One, and any such attempted assignment or delegation without such consent shall be void. Radio One may assign its rights and obligations hereunder in whole or in part without consent of the Company or the Majority Shareholder to: (a) any person which directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with Radio One; and (b) Radio One's senior lender as collateral.


    12.2    Amendments; Waivers  The terms, covenants, representations,
            -------------------
warranties and conditions of this Agreement may be changed, amended, modified, waived, or terminated only by a written instrument executed by the party waiving compliance. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right of such party at a later date to enforce the same. No waiver by any party of any condition or the breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

    12.3    Notices   All notices, requests, demands and other communications
            -------
required or permitted under this Agreement shall be in writing (which shall include notice by telex or facsimile transmission) and shall be deemed to have been duly made and received when personally served, or when delivered by Federal Express or a similar overnight courier service, expenses prepaid, or, if sent by telex, graphic scanning or other facsimile communications equipment, delivered by such equipment, addressed as follows:

if to the Company or the Majority Shareholder:  c/o Davis Broadcasting, Inc.
                                                2203 Wynnton Road

                                               Columbus, GA  31906
                                               Attn:  Gregory A. Davis
                                               Facsimile No.:  (704) 358-1612

with a copy (which shall not constitute notice) to:

                                         Robinson, Bradshaw & Hinson, P.A.
                                         101 North Tryon Street
                                         Suite 1900
                                         Charlotte, N.C. 28246
                                         Attn:  Robin L. Hinson
                                         Facsimile No.: (704) 378-4000

and
                                         Fleishman and Walsh, L.L.P.
                                         1400 Sixteenth Street, N.W.
                                         Washington, D.C.  20036
                                         Attn:   Howard A. Topel
                                         Facsimile No.:  (202) 745-0916
if to Radio One:                         Radio One, Inc.
                                         5900 Princess Garden Parkway, Suite 800
                                         Lanham, MD  20706
                                         Attn:  Alfred C. Liggins, President
                                         Facsimile No.:  (301) 306-9638

with a copy (which shall not constitute notice) to:

                                         Radio One, Inc.
                                         5900 Princess Garden Parkway, Suite 800
                                         Lanham, MD  20706
                                         Attn:  Linda J. Eckard, General Counsel
                                         Facsimile No.:  (301) 306-9638

and                                      Wiley, Rein & Fielding
                                         1776 K Street, N.W.
                                         Washington, D.C.  20006
                                         Attn:  Dominic T. Bodensteiner
                                         Facsimile No.:  (202) 719-7049

Any party may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this Section providing for the giving of notice.

    12.4    Captions The captions of Articles and Sections of this Agreement
            --------
are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.


    12.5    Governing Law  This Agreement and all questions relating to
            ------------
its validity,
interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws.


     12.6   Entire Agreement  This Agreement constitutes the full and entire
            ----------------
understanding and agreement between the parties with regard to the subject matter hereof, and supersedes all prior agreements, understandings, inducements or conditions, express or implied, oral or written, relating to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of trade inconsistent with any of the terms hereof. This Agreement has been prepared by all of the parties hereto, and no inference of ambiguity against the drafter of a document therefore applies against any party hereto.

    12.7    Counterparts   This Agreement may be executed in any number of
            ------------
counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

                           [SIGNATURE PAGE FOLLOWS]

                      SIGNATURE PAGE TO MERGER AGREEMENT


     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.


                                          RADIO ONE:

                                          RADIO ONE, INC.

                                          By:
                                              -------------------------------
                                          Name:
                                               ------------------------------
                                          Title:
                                                -----------------------------


                                          COMPANY: DAVIS BROADCASTING, INC.

                                          By:
                                             --------------------------------
                                             Gregory A. Davis, President

                                          MAJORITY SHAREHOLDER:

                                          -----------------------------------
                                          Gregory A. Davis

                                    ANNEX A

                             Certain Defined Terms


For the purposes of this Agreement, the following terms have the meanings set forth below.

"Adjusted Consideration" means the Total Consideration less the Consolidated Liabilities and (i) plus one half of the amount by which Consolidated Current Assets exceed the Consolidated Accounts Payable, or (ii) less the amount by which Consolidated Accounts Payable exceed Consolidated Current Assets, as the case may be.

"Affiliate" of any particular person means any other person controlling, controlled by, or under common control with, such particular person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a person whether through the ownership of voting securities, contract or otherwise.

"Assets" means all right, title and interest of the Davis Companies in all properties, assets, privileges, rights, interests and claims, real and personal, tangible and intangible, of every type and description, wherever located, including its business and goodwill, including, without limitation, the FCC Authorizations, Tangible Personal Property, Real Property, the DBC Stock, Time Sales Agreements, Station Contracts, Intangible Property, Programming and Copyrights, Files and Records and Websites.

"Assumed Obligations" means the obligations arising on and after the Closing for Consolidated Accounts Payable and under the Station Contracts other than those required by this Agreement to be terminated at or prior to Closing.

"Barter Balance" on a given date means the difference between the value of air time (based upon the Davis Stations' then prevailing rates) to be provided and the fair market value of goods or services to be received therefor pursuant to trade, barter or similar agreements for the sale of time for goods or services.

 "Cash Amount" means the amount of Two Million Dollars ($2,000,000).


                                      A1

"Closing Price" means $61.89 per share of Radio One's common stock.

"Company Accountant" means Sievers & Knopf.

"Consolidated Accounts Payable" means the trade account payable of the Davis Companies incurred in the usual and ordinary course of business consistent with past practices with maturities of less than thirty (30) days.

"Consolidated Accounts Receivable" means the trade accounts receivable of the Davis Companies net after the deduction of reserve for bad debts equal to two percent (2%) of net sales for the prior 12 month period.

"Consolidated Current Assets" means the sum of the cash and Consolidated Accounts Receivable of the Davis Companies.

"Consolidated Liabilities" means all Indebtedness of the Davis Companies other than the Assumed Obligations, including without limitation all indebtedness of the Davis Companies owing to Radio One, all other indebtedness for borrowed money, all change of control payments the Davis Companies are obligated to make as a result of the transaction contemplated by this Agreement, the amount of any negative Barter Balance and Transaction Fees and Costs.

    "Davis Companies" means the Company and the Station Subs collectively.

    "ERISA" means the Employee Retirement Income Security act of 1974, as amended.

     "Escrow Amount" means $850,000, being an amount equal to (i) five percent (5%) of the Total Consideration less (ii) the $350,000 principal amount of indebtedness for borrowed money owed by the Company to Radio One.

    "Escrowed Shares" means the number of shares of Radio One common stock equal to $1,200,000 based on the Closing Price, which shares issued in the name of the Majority Shareholder shall be deposited by Radio One into the post-closing Escrow Account pursuant to Section 1.8 from the Stock Consideration.

    "FCC Authorizations" means all of the FCC authorizations issued with respect to the Davis Stations, including without limitation all rights in and to the Davis Stations' call letters and any variations thereof, and all of those FCC authorizations listed and described on Schedule 2.10 attached hereto, and all
                                       -------------
applications therefor, together with any renewals or extensions thereof and additions thereto.

    "Files and Records" means all FCC logs and all files and other records of the Davis Companies (other than duplicate copies of such files ("Duplicate Records")), including


                                      A2
without limitation all schematics, blueprints, engineering data, customer lists, reports, specifications, projections, statistics, promotional graphics, original art work, mats, plates, negatives and other advertising, marketing or related materials, and all other technical and financial information.

    "Final" means that action shall have been taken by the FCC (including action duly taken by the FCC's staff, pursuant to delegated authority) which shall not have been reversed, stayed, enjoined, set aside, annulled or suspended; with respect to which no timely request for stay, petition for rehearing, appeal or certiorari or sua sponte action of the FCC with comparable effect shall be
              --- ------
pending; and as to which the time for filing any such request, petition, appeal, certiorari or for the taking of any such sua sponte action by the FCC shall have
                                         --- ------
expired or otherwise terminated.

    "GAAP" means generally accepted accounting principles as of the date hereof consistently applied throughout the specified period and in prior periods.

    "Indebtedness" means all indebtedness, liabilities and obligations of every kind and nature, both current and long term, which are vested, absolute, and accrued, including but not limited to, all indebtedness for borrowed money (and interest thereon and prepayment penalties incurred as a result of prepaying such indebtedness, if any, pursuant to Section 9.3) of the Davis Companies, all determined in accordance with GAAP on a consolidated basis.

    "Independent Accounting Firm" means a "big-five" accounting firm other than the Company Accountant and Radio One's Accountant.

    "Intangible Property" means all interests of the Davis Companies as of the date of this Agreement in all trademarks, trade names, service marks, franchises, patents, jingles, slogans, logotypes and other intangible rights, including without limitation all right, title and interest in and to the marks consisting of the Davis Stations' call letters and any variations thereof, and all of those listed and described on Schedule 2.14 attached hereto, and those
                                     -------------
acquired by the Davis Companies between the date hereof and the Closing Date.

    "Knowledge", including the phrases "to the knowledge of" or "to the best knowledge of" any person and any similar phrase means, with respect to the Company the actual knowledge of Greg Davis, Bill Yeager and Bernie Corcoran.

    "Liens" means any mortgages, liens, deeds of trust, security interests, pledges, restrictions, prior assignments, charges, claims, defects in title and encumbrances of any kind or type whatsoever.

    "Minority Cash Amount" means the portion of the Cash Amount equal to the excess of (i) the Adjusted Consideration multiplied by the Minority Percentage
                                         -------------
over (ii) $500,000.

    "Minority Percentage" means the percentage of Company Stock (both Class A Common Stock and Class B Common Stock) held by the Minority Shareholders as set forth in Schedule 2.2, determined prior to the redemption of the shares of Class
         ------------
B Common Stock pursuant to Schedule 1.15.
                           -------------

    "Permitted Encumbrances" means: (i) liens for real estate taxes not yet due and payable (all such taxes for the periods prior to Closing being a part of the Consolidated Liabilities); (ii) the Assumed Obligations (iii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented to the extent that no payment or performance under any such lease or rental agreement is in


                                      A3
arrears or is otherwise past due, (iv) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance or old age pension programs mandated under applicable laws or other social security regulations, (v) statutory or common law liens to secure claims for labor, materials or supplies and other liens, which secure obligations to the extent the payment thereof is not in arrears or otherwise past due, (vi) non-monetary easements, rights of way or other reservations or imperfections of title and encumbrances of record that do not, individually or in the aggregate, materially impair the continued use and operation of the Assets.

    "Post-Closing Escrow Agreement" means a Post-Closing Escrow Agreement in the form of C Attached hereto.

    "Programming and Copyrights" means all interests of the Davis Companies as of the date of this Agreement in all programs and programming materials and elements of whatever form or nature, whether recorded on tape or any other substance or intended for live performance, and whether completed or in production, and all related common-law and statutory copyrights, together with all such programs, materials, elements and copyrights acquired by the Davis Companies between the date hereof and the Closing Date.

   "Radio One's Accountant" means Arthur Andersen LLP.

    "Real Property" means all interests of the Davis Companies as of the date of this Agreement in all land, leaseholds, licenses, rights-of-way and other interests of every kind and description in and to all of the real property and buildings and other improvements thereon, including without limitation those listed and described on Schedule 2.12 attached hereto, and any additions and
                        -------------
improvements thereto between the date of this Agreement and the Closing Date.

    "Registration Rights Agreements" means registration rights agreements in the form of Exhibit E attached hereto.

    "Station Contracts" means (i) those contracts and agreements used in connection with the business or operation of the Davis Stations that are listed and described on Schedule 2.13 attached hereto (ii) the Time Sales Agreements,
                 -------------
and (iii) and those contracts that Radio One shall elect in writing to assume at Closing.

    "Stock Consideration" means a number of shares of Radio One's common stock equal to the Adjusted Consideration less the Cash Amount divided by the Closing Price.

    "Subscriptions" means written subscriptions delivered by the Shareholders to Radio One in form and substance as set forth on Exhibit D attached hereto.
                                                ---------

    "Subsidiary" means any other corporation, partnership, limited liability company or other business entity in which a person owns, directly or indirectly, any equity security or other equity interest and which is controlled, directly or indirectly, by such person.

    "Tangible Personal Property" means all interests of the Davis Companies as of the date of this Agreement in all equipment, electrical devices, antennas, cables, vehicles, furniture, fixtures, towers, office materials and supplies, hardware, tools, spare parts, and other tangible personal property of every kind and description, including without limitation those listed and described on
Schedule 2.11 attached hereto, and any additions and improvements thereto
-------------
between the date of this Agreement and the Closing Date.

    "Tax" (including with correlative meaning the terms "Taxes" and "Taxable")

                                     A4
shall mean (a) all foreign, federal, state, local and other income, gross receipts, sales, use, entertainment, ticket, ad valorem, value-added, intangible, unitary, withholding, transfer, franchise, license, payroll, employment, estimated, excise, environmental, stamp, occupation, premium, property, prohibited transactions, windfall or excess profits, customs, duties or other taxes, levies, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (b) any liability for payment of amounts described in clause (a) as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law, and (c) any liability for payment of amounts described in clause (a) or (b) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other Person or Taxes.

    "Tax Proceeding" shall mean any audit, examination, claim or other administrative or judicial proceeding relating to Taxes or Tax Returns.

    "Tax Return" shall mean any return (including any information return), report, statement, schedule, notice, form, estimate or declaration of estimated tax relating to or required to be filed with any governmental authority in connection with the determination, assessment, collective or payment of any Tax.

    "Tax Authority" shall mean any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having jurisdiction with respect to any Tax.

    "Taxable Period" shall mean any taxable year or any other period that is treated as a taxable year with respect to which any Tax may be imposed under any applicable statute, rule or regulation.

    "Time Sales Agreements" means those obligations of the Davis Companies that exist on the Closing Date for the sale of air time on the Davis Stations for cash entered in the ordinary course of business, at customary rates for the periods in question and cancelable on 30 days notice or less without penalty.

    "Total Consideration" means the sum of Twenty Four Million Dollars ($24,000,000).

    "Transaction Fees and Costs" means fees and costs incurred by the Davis Companies in connection with the transactions contemplated by this Agreement for outside legal and accounting services and disbursements, recording and filing fees and expenses.

    "Websites" means all interests of the Davis Companies in any Internet domain leases and domain names relating to the Davis Stations, the unrestricted right to the use of HTML content located and publicly accessible from those domain names, and the "visitor" email data base for those sites.

                                     A5

Schedules
---------
1.15       Merger Reorganizations
2.2        Capitalization
2.6        Consents
2.8        Taxes
2.9        Liens
2.10       FCC Authorizations
2.11       Tangible Personal Property
2.12       Real Property
2.13       Station Contracts
2.14       Intangible Property
2.15       Employment Matters
2.17       Litigation
2.18       Insurance Policies
5.12       Subordinated Lenders' Waivers

Exhibit
-------
A          Employment Agreement
B          Company's Counsel Opinions
C          Post-Closing Escrow Agreement
D          Subscriptions
E          Registration Rights Agreements